                                                                       Execution
                                                                            Copy

                           STOCK PURCHASE AGREEMENT


                                  dated as of

                                 June 15, 2000


                                by and between


                                  CELSIUS AB

                                      and

                        UNITED DEFENSE INDUSTRIES, INC.




________________________________________________________________________________

                               TABLE OF CONTENTS
                               -----------------

                                                                                                        Page
                                                                                                        ----
ARTICLE I. DEFINITIONS..................................................................................   1

             1.1      Defined Terms.....................................................................   1
                      -------------
             1.2      Certain Usage.....................................................................   8
                      -------------

ARTICLE II. PURCHASE AND SALE OF SHARES.................................................................   8

             2.1      Purchase and Sale of Shares.......................................................   8
             2.2      Total Consideration and Terms.....................................................   8
                      -----------------------------
             2.3      Intercompany Cash Accounts........................................................  10
                      --------------------------
             2.4      Post-Closing Adjustment...........................................................  10
                      -----------------------
             2.5      Noncompetition Agreement..........................................................  11
                      ------------------------
             2.6      Disclosure Schedule...............................................................  15
                      -------------------

ARTICLE III. CLOSING....................................................................................  15

             3.1      Closing...........................................................................  15
                      -------
             3.2      Seller's Closing Deliveries.......................................................  15
                      ---------------------------
             3.3      Purchaser's Closing Deliveries....................................................  16
                      ------------------------------
             3.4      Appointment of Directors..........................................................  16
                      ------------------------
             3.5      Director Discharge from Pre-Closing Liabilities...................................  16
                      -----------------------------------------------

ARTICLE IV. REPRESENTATIONS AND WARRANTIES OF THE SELLER................................................  16

             4.1      Authority.........................................................................  16
                      ---------
             4.2      Organization and Standing.........................................................  16
                      -------------------------
             4.3      Capitalization....................................................................  17
                      --------------
             4.4      Books and Records.................................................................  18
                      -----------------
             4.5      Audited Financial Statements......................................................  18
                      ----------------------------
             4.6      Unaudited Financial Statements....................................................  18
                      ------------------------------
             4.7      Undisclosed Liabilities...........................................................  19
                      -----------------------
             4.8      Licenses, Permits and Authorizations..............................................  19
                      ------------------------------------
             4.9      Labor Matters.....................................................................  19
                      -------------
             4.10     Contracts.........................................................................  20
                      ---------
             4.11     Litigation........................................................................  22
                      ----------
             4.12     Taxes.............................................................................  22
                      ------
             4.13     Absence of Certain Changes, Events or Conditions..................................  22
                      ------------------------------------------------
             4.14     Legal Compliance..................................................................  24
                      ----------------
             4.15     No Conflict with Other Documents..................................................  25
                      --------------------------------
             4.16     Government Contracts; Backlog.....................................................  25
                      -----------------------------
             4.17     Title to Personal Properties; Absence of Encumbrances, Etc........................  26
                      ----------------------------------------------------------
             4.18     Pension and Employee Benefit Plans................................................  26
                      ----------------------------------
             4.19     Bank Accounts.....................................................................  27
                      -------------
             4.20     Brokers and Advisors..............................................................  27
                      --------------------


                                                                                                        Page
                                                                                                        ----
             4.21     Environmental Matters.............................................................  27
                      ---------------------
             4.22     Customers and Suppliers...........................................................  28
                      -----------------------
             4.23     Insurance.........................................................................  28
                      ---------
             4.24     Intellectual Property.............................................................  29
                      ---------------------
             4.25     Real Property.....................................................................  29
                      -------------
             4.26     European Community Concentration Threshold........................................  30
                      ------------------------------------------
             4.27     Governmental Authorities; Consents................................................  30
                      ----------------------------------
             4.28     No Pending Transactions...........................................................  30
                      -----------------------
             4.29     Full Disclosure...................................................................  30
                      ---------------

ARTICLE V. REPRESENTATIONS AND WARRANTIES OF PURCHASER..................................................  30

             5.1      Organization of Purchaser.........................................................  30
                      -------------------------
             5.2      Authorization.....................................................................  31
                      -------------
             5.3      No Conflict or Violation..........................................................  31
                      ------------------------
             5.4      Governmental Authorities; Consents................................................  31
                      ----------------------------------
             5.5      Brokers' Fees.....................................................................  31
                      -------------

ARTICLE VI. COVENANTS OF SELLER.........................................................................  31

             6.1      Conduct of Business...............................................................  31
                      -------------------
             6.2      Foreign Sales Agreements..........................................................  33
                      ------------------------
             6.3      Antitrust Filings.................................................................  33
                      -----------------
             6.4      No Solicitations..................................................................  33
                      ----------------
             6.5      Notice to Purchaser...............................................................  34
                      -------------------
             6.6      Consents; Reasonable Effort.......................................................  34
                      ---------------------------
             6.7      Inspections.......................................................................  34
                      -----------
             6.8      Financial Statements..............................................................  34
                      --------------------
             6.9      Section 338 Election..............................................................  35
                      --------------------

ARTICLE VII. COVENANTS OF PURCHASER.....................................................................  35

             7.1      Antitrust Filings.................................................................  35
                      -----------------
             7.2      Notice to Seller and the Company..................................................  35
                      --------------------------------
             7.3      State Department Approval.........................................................  35
                      -------------------------

ARTICLE VIII. COVENANTS OF SELLER AND PURCHASER.........................................................  36

             8.1      Confidentiality...................................................................  36
                      ---------------
             8.2      Cooperation and Records Retention.................................................  36
                      ---------------------------------
             8.3      India Guarantee Agreement.........................................................  37
                      -------------------------

ARTICLE IX. CONDITIONS TO OBLIGATIONS...................................................................  37

             9.1      Conditions to Obligations of Purchaser and Seller.................................  37
                      -------------------------------------------------
             9.2      Conditions to Obligations of Purchaser............................................  37
                      --------------------------------------
             9.3      Conditions to the Obligations of Seller...........................................  38
                      ---------------------------------------

ARTICLE X. TERMINATION..................................................................................  39

             10.1     Termination.......................................................................  39
                      -----------

                                                                                                        Page
                                                                                                        ----
             10.2     Effect of Termination.............................................................  40
                      ---------------------
             10.3     Risk of Loss......................................................................  40
                      ------------

ARTICLE XI. POST CLOSING OBLIGATIONS; SURVIVAL OF REPRESENTATION........................................  41

             11.1     Indemnification...................................................................  41
                      ---------------
             11.2     Survival of Representations.......................................................  44
                      ---------------------------
             11.3     Rights of Set-Off.................................................................  44
                      -----------------
             11.4     Pension Refund....................................................................  44
                      --------------
             11.5     Hagglunds Joint Venture...........................................................  44
                      -----------------------
             11.6     Skaana Receivable.................................................................  45
                      -----------------
             11.7     Seller Guarantees.................................................................  45
                      -----------------

ARTICLE XII. MISCELLANEOUS..............................................................................  47

             12.1     Waiver............................................................................  47
                      ------
             12.2     Notices...........................................................................  47
                      -------
             12.3     Assignment........................................................................  48
             12.4     Rights of Third Parties...........................................................  48
                      -----------------------
             12.5     Reliance..........................................................................  48
                      --------
             12.6     Transfer Taxes; Title Costs; Expenses.............................................  48
                      -------------------------------------
             12.7     Construction......................................................................  48
                      ------------
             12.8     Captions; Counterparts............................................................  49
                      ----------------------
             12.9     Entire Agreement..................................................................  49
                      ----------------
             12.10    Amendments........................................................................  49
                      ----------
             12.11    Severability......................................................................  49
                      ------------
             12.12    Publicity.........................................................................  49
                      ---------
             12.13    Arbitration.......................................................................  50
                      -----------
             12.14    Purchaser's Remedies..............................................................  50
                      --------------------

                            STOCK PURCHASE AGREEMENT

           This STOCK PURCHASE AGREEMENT (this "Agreement") is entered into by and between Celsius AB, registration number 556194-4652, a limited company incorporated under the laws of Sweden ("Celsius" or the "Seller") and United Defense Industries, Inc., a Delaware corporation ("Purchaser").

                                    RECITALS:

           WHEREAS, Seller owns of record and beneficially 500,000 shares (the "Shares") of the capital stock of Bofors Weapon Systems AB, registration number 556204-1904, a limited company incorporated under the laws of Sweden ("BWS" or the "Company"), which constitutes all of the issued and outstanding capital stock of BWS (the "Shares"); and

           WHEREAS, upon the terms and subject to the conditions set forth herein, Seller desires to sell to Purchaser, and Purchaser desires to purchase from Seller the Shares, free and clear of any and all Encumbrances.

                                   AGREEMENT:

           NOW THEREFORE, in consideration of the premises and the mutual covenants and agreements contained herein, and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

                                   ARTICLE I.
                                  DEFINITIONS.

           1.1 Defined Terms. As used herein, the following terms shall have the
               -------------
following meanings:

           "Accounting Principles" shall mean the accounting principles used by the Company and its consolidated Subsidiaries in the preparation of their historical financial statements including the December 31 Financial Statements, which accounting principles conform to the requirements of GAAP, consistently applied.

           "Action" shall mean any claim, action, suit, arbitration or proceeding by or before any Governmental Authority, arbitrator or mediator.

           "Affiliate" shall mean with respect to any specified Person, any other Person that, directly or indirectly, controls, is controlled by, or is under common control with, such Person, through one or more intermediaries or otherwise.

           "Agreement" shall have the meaning set forth in the Preamble.

           "Ancillary Agreements" shall mean the Escrow Agreement, Bofors Missiles Manufacturing Agreement, the Intellectual Property Agreements, the Transition Services Agreement, the CWS Supply Agreement, the Bofors Missiles Development Agreement, Bofors Carl Gustaf Manufacturing Agreement, the Bofors Carl Gustaf Development Agreement, the Bofors Support Supply Agreement, the Bofors Test Center Proving Facilities Agreement, Understanding Regarding Lease Agreement, the CTE/CTV Proximity Fuse/ Proximity Fuse Programmer Transfer Agreement, the Bofors Test Center Stockholders Agreement, the Bofors Supply Stockholders Agreement, the India Guarantee Agreement and the SAAB Guarantee Agreement.

           "Antitrust Laws" means any antitrust or competition laws promulgated by the United States, Sweden, the European Union or any other Governmental Authority to whose jurisdiction the Company may be subject.

           "Assets" shall have the meaning set forth in Section 10.3.
                                                        -------

           "Audited Financial Statements" shall have the meaning set forth in
Section 4.5.
-------

           "Adjustments" shall have the meaning set forth in Section 4.6.
                                                             -------

           "Books and Records" shall mean all of the following as made and kept by the Company or its Subsidiaries (a) all records and lists pertaining to the Business, assets, liabilities, customers, suppliers or Personnel of the Company,
(b) all product, business and marketing plans of the Company, (c) all books, ledgers, files, reports, plans, drawings and operating records of every kind maintained by the Company and (d) all stock books, stock ledgers and corporate minutes of the Company.

           "Bofors Test Center Stockholders Agreement" shall mean that certain Stockholders Agreement, dated as of December 22, 1999, by and among BWS, Bofors Carl Gustaf AB, Bofors Missiles AB and Nexplo Bofors AB.

           "Bofors Support Stockholders Agreement" shall mean that certain Stockholders Agreement, dated as of December 22, 1999, by and among BWS, Bofors Carl Gustaf AB and Bofors Missiles AB.

           "Business Day" shall mean any day that is not a Saturday, Sunday or any other day on which banks are required or authorized by law to be closed in Stockholm, Sweden or New York, NY.

           "Bofors Carl Gustaf Development Agreement" shall mean that certain Development Agreement, dated as of May 30, 2000, by and between BWS and Bofors Carl Gustaf AB.

           "Bofors Carl Gustaf Manufacturing Agreement" shall mean that certain Manufacturing Agreement, dated as of May 30, 2000, by and between BWS and Bofors Carl Gustaf AB.

           "Bofors Missiles Development Agreement" shall mean that certain Development Agreement, dated as of May 18, 2000, by and between BWS and Bofors Missiles AB.

           "Bofors Missiles Manufacturing Agreement" shall mean that certain Manufacturing Agreement, dated as of May 18, 2000, by and between BWS and Bofors Missiles AB.

           "Bofors Support Supply Agreement" shall mean that certain Supply Agreement, dated as of February 24, 2000, by and between BWS and Bofors Support AB.

           "Bofors Test Center Proving Facilities Agreement" shall mean that certain Proving Facility Agreement, dated as of February 24, 2000, by and between BWS and Bofors Test Center AB.

           "BWS" shall have the meaning set forth in the Preamble.

           "BWS Capital Stock" shall have the meaning set forth in Section
                                                                   -------
4.3(a).

           "Celsius" shall have the meaning set forth in the Preamble.

           "Claims" shall have the meaning set forth in Section 11.1(a).
                                                        -------

           "Closing" shall have the meaning set forth in Section 3.1.
                                                         -------

           "Closing Balance Sheet" shall mean the audited consolidated balance sheet of BWS and its consolidated Subsidiaries as of the Closing Date.

           "Closing Cash Consideration" shall have the meaning specified in
Section 2.2.
-------

           "Closing Date" shall have the meaning set forth in Section 3.1.
                                                              -------

           "Closing Net Assets" shall have the meaning set forth in Section
                                                                    -------
2.4(a).

           "Company" shall have the meaning set forth in the Preamble.

           "Company's Business" shall have the meaning set forth in Section
                                                                    -------
2.5(g).

           "Contracts" shall mean, collectively, all agreements, contracts, subcontracts, leases, purchase orders, memoranda of understanding and other binding contractual commitments (whether written or oral) to which the Company is a party or by which any of its Assets may be bound, including those contracts listed on Schedule 4.10.
          --------

           "CTE/CTV Proximity Fuse/ Proximity Fuse Programmer Transfer Agreement" shall mean that certain Transfer Agreement, dated as of June 14, 2000, by and between BWS and CTE and CTV.

           "CTV" shall mean CelsiusTech Vetronics AB, registration number 556169-8431, a Swedish limited company.

           "Current Products" shall have the meaning set forth in Section
                                                                  -------
2.5(a)(iii)

           "CWS" shall mean Celsius Weapons System AB, registration number 556258-2352, a Swedish limited company.

           "CWS Supply Agreement" shall mean that certain India Supply Agreement, dated as of May 18, 2000 by and between CWS and the Company.

           "December 31 Balance Sheet" shall mean the audited consolidated balance sheet of the Company and its consolidated Subsidiaries as of December 31, 1999.

           "December 31 Financial Statements" shall mean the December 31 Balance Sheet and the related audited statements of operations, changes in shareholders' equity and cash flow for the one year period ended on December 31, 1999.

           "Disclosure Schedule" shall mean the schedules to this Agreement.

           "Earn-Out" shall have the meaning set forth in Section 2.2(b).
                                                          -------

           "Earn-Out Period" shall have the meaning set forth in Section 2.2(b).
                                                                 -------

           "Earn-Out Liquidation Amount" shall have the meaning set forth in
Section 2.2(c).
-------

           "Earn-Out Threshold Amount" shall have the meaning set forth in
Section 2.2(b).
-------

           "Encumbrance" shall mean any mortgage, claim, charge, lien, easement, right-of-way, covenant, condition, option, pledge, call, commitment, security interest, conditional sales agreement, title retention agreement, lease and any other imperfection of title or restriction of any kind and nature, choate or inchoate.

           "Employment Laws" shall have the meaning set forth in Section
                                                                 -------
4.18(a).

           "Environmental Laws" shall mean any and all applicable laws regulating, relating to or imposing liability or standards of conduct concerning protection of the environment or of human health relating to exposure of any kind of Hazardous Materials, as has been, or is, as of the date hereof, in effect.

           "Escrow Account" shall have the meaning set forth in Section 11.7(b).
                                                                -------

           "Escrow Agent" shall have the meaning set forth in Section 11.7(b).
                                                              -------

           "Escrow Agreement" shall have the meaning set forth in Section
                                                                  -------
11.7(b).

           "Excluded Products" shall have the meaning set forth in Section
                                                                   -------
2.5(a)(ii)

           "Financial Obligations" shall have the meaning set forth in Section
                                                                       -------
11.7(b).

           "Fixtures" shall mean any fixtures, machinery, installations and building equipment located at or on any Real Property.

           "FMV" shall mean the Forsvarets Materielverk.

           "FPG" shall mean Forsakringsbolaget Pensionsgaranti, omsesidigt.

           "FSAs" shall have the meaning set forth in Section 4.16(d).
                                                      -------

           "GAAP" shall mean Swedish generally accepted accounting principles, consistently applied.

           "Governmental Authority" shall mean any national, multi-national, municipal or local government (or any political subdivision of any of the foregoing), including any governmental authority, regulatory or administrative agency, governmental commission, department, board, bureau, court, tribunal, arbitrator or arbitral body.

           "Government Contract" shall mean any Contract in which the ultimate contracting party is a Governmental Authority that involves the performance of services or the delivery of goods by the Company.

           "Government Order" shall mean any order, writ, rule, judgment, injunction, decree, stipulation, determination or award entered by or with any Governmental Authority.

           "Hagglunds Joint Venture" shall mean H-B Utveckling AB, registration number 556074-1364, a Swedish limited company.

           "Hazardous Materials" shall mean any hazardous substance, gasoline or petroleum (including crude oil or any fraction thereof) or petroleum products, polychlorinated biphenyls, ureaformaldehyde insulation, asbestos or asbestos-containing materials, pollutants, contaminants, radioactivity, and any other materials or substances of any kind, whether solid, liquid or gas, and whether or not any such substance is defined as hazardous under any Environmental Law, that is regulated pursuant to any Environmental Law or that could give rise to Liability under any Environmental law.

           "Improvements" shall mean any right, title or interest in any buildings, facilities, other structures and improvements, building systems and Fixtures.

           "Indebtedness" of any Person shall mean all obligations of such Person (a) for borrowed money, (b) evidenced by notes, bonds, debentures or similar instruments, (c) for the deferred purchase price of goods or services (other than trade payables in the ordinary course of business), (d) under capital leases, or (e) in the nature of guarantees of the obligations described in clauses (a) through (d) above of any other Person.

           "Indemnified Party" shall have the meaning set forth in Section
                                                                   -------
11.1(c).

           "Indemnitor" shall have the meaning set forth in Section 11.1(c).
                                                            -------

           "Independent Accountant" shall have the meaning set forth in Section
                                                                        -------
2.4(c).

           "India Guarantee Agreement" shall mean that certain Agreement to be entered into at the Closing by and among Seller, the Company and Purchaser in accordance with Section 8.3.
                -------

           "Insurance Policies" shall have the meaning set forth in Section
                                                                    -------
4.23.

           "Intellectual Property" shall mean each material patent, registered and unregistered trademark, service mark, trade dress, logo, trade name, copyright and registration or application for any of the foregoing together with all material know-how, trade secrets, confidential information, software, technical information, process technology, plans, drawings and blue prints owned by the Company or its Subsidiaries, including any Intellectual Property owned by Seller that relates to the business or operations of the Company or its Subsidiaries and which is used by the Company or the Subsidiaries.

           "Intellectual Property Agreements" shall mean, collectively, each of
(a) that certain Agreement Regarding the Sale of Patents and Patent Applications, dated as of June 15, 2000 by and between Bofors AB and BWS; (b) that certain Patent License Agreement, dated as of June 15, 2000, by and among Bofors AB, Bofors Missiles AB and BWS; and (c) that certain Patent License Agreement, dated as of June 15, 2000, by and between BWS and SAAB AB.

           "Law" shall mean all laws, statutes, rules, regulations, ordinances and other pronouncements having the effect of law (including common law) of any Governmental Authority.

           "Liabilities" shall mean any direct or indirect liability, Indebtedness, obligation, commitment, expense, claim, deficiency, guaranty or endorsement of or by any Person of any type, whether accrued, absolute, contingent, matured, unmatured or other to be recorded in accordance with GAAP and the Accounting Principles.

           "Loss Contract" shall mean any Material Contract for which the Company has accrued a loss on its financial statements or which the Company reasonably expects, based on the Company's knowledge as of the date hereof, to result in a loss.

           "Machinery and Equipment" shall have the meaning set forth in Section
                                                                         -------
4.17.

           "Material Adverse Effect" shall mean a material adverse effect on the business, assets, liabilities, condition (financial or otherwise), results of operations or prospects of the Company and its Subsidiaries, taken as a whole.

           "Material Contract" shall have the meaning set forth in Section 4.10.
                                                                   -------

           "Minority Subsidiaries" shall mean Bofors Support AB and Bofors Test Centre AB.

           "Net Assets" shall have the meaning set forth in Section 2.4(a).
                                                            -------

           "Net Order Intake" shall have the meaning set forth in Section
                                                                  -------
2.2(c).

           "Payment Date" shall have the meaning set forth in Section 2.2(c).
                                                              -------

           "Pension Schemes" shall have the meaning specified in Section
                                                                 -------
4.18(b).

           "Permits" shall have the meaning set forth in Section 4.8.
                                                         -------

           "Person" shall mean any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization, labor union or Governmental Authority.

           "Personnel" shall have the meaning set forth in Section 4.13(b).
                                                           -------

           "Post-Closing Adjustment" shall have the meaning set forth in Section
                                                                         -------
2.4(e).

           "Post-Signing Financial Obligations" shall have the meaning set forth in Section 11.7(b).
   -------

           "Pre-Closing Environmental Matter" shall mean any environmental Claim or any noncompliance with any Environmental Laws on the part of Seller, the Company, its Subsidiaries or any of their respective Affiliates or predecessors in interest occurring or in existence on, or arising from actions occurring or conditions existing prior to, the Closing Date.

           "Prime Rate" shall have the meaning set forth in Section 11.1(a).
                                                            -------

           "Purchaser" shall have the meaning set forth in the Preamble.

           "Purchaser Indemnitees" shall have the meaning set forth in Section
                                                                       -------
11.1(a).

           "Qualified Order" shall have the meaning set forth in Section 2.2(c).
                                                                 -------

           "Real Estate Records" shall mean, to the extent in the possession or control of Seller or the Company, the real estate records, files, books, blueprints, plans (as-built and otherwise), surveys, specifications, designs, drawings, and other data associated with the Real Property.

           "Real Property" shall have the meaning set forth in Section 4.25(a).
                                                               -------

           "Real Property Lease" shall have the meaning set forth in Section
                                                                     -------
4.25(a).

           "Restricted Parties" shall have the meaning set forth in
Section 2.5(a).
-------
           "SAAB Guarantee Agreement" shall mean that certain Guaranty Agreement dated as of June 15, 2000 by and among Seller, SAAB AB and Purchaser.

           "Seller" shall have the meaning set forth in the Preamble.

           "Seller Indemnitees" shall have the meaning set forth in Section
                                                                    -------
11.1(b).

           "Shares" shall have the meaning set forth in the Recitals.

           "SPP" shall mean Fosakringsbolaget SPP.

           "Subsidiary" shall mean any corporation, partnership, limited liability company, joint venture or other entity in which the Company, directly or indirectly, holds fifty percent (50%) or more of the voting power of all equity securities or other ownership interests of such entity, or over which the Company either directly or indirectly exercises actual control. For purposes of this Agreement, the Subsidiaries of the Company shall include the Hagglunds Joint Venture and the Minority Subsidiaries, but shall exclude CWS and CTV.

           "Target Net Assets" shall mean One Hundred Sixty Million Twenty-Nine Thousand (160,029,000) SEK.

           "Tax" or "Taxes" shall mean all taxes, estimated taxes, withholding taxes, assessments, levies, imposts, fees and other charges, including, without limitation, any interest, penalties, additions to tax or additional amounts that may become payable in respect thereof, imposed by any Governmental Authority, which taxes shall include, without limitation, all income taxes, payroll and employee withholding taxes, unemployment insurance, social security, sales and use taxes, value-added taxes, excise taxes, franchise taxes, gross receipts taxes, occupation taxes, real and personal property taxes, stamp taxes, transfer taxes, workers' compensation and other obligations of the same or of a similar nature.

           "Tax Benefit" shall have the meaning set forth in Section
                                                             -------
11.1(d)(viii).

           "Tax Returns" shall mean all reports, returns, declarations, claims for refund or statements of any kind or nature relating to Taxes, and any schedule or attachment thereto and any amendment thereof.

           "Total Consideration" shall have the meaning set forth in Section
                                                                     -------
2.2.

           "Transactions" shall mean the transactions contemplated by this Agreement and the Ancillary Agreements.

           "Transition Services Agreement" shall mean that certain Transition Services Agreement by and between Seller and the Company dated as of June 13, 2000, together with the addenda thereto.

           "Understanding Regarding Lease Agreement" shall mean that certain agreement by and between United Defense Industries, Inc. and Celsius AB, dated as of the date hereof, whereby Celsius AB agrees to cause its wholly-owned Subsidiary to extend the ground lease with respect to certain real property leased by Bofors Test Centre AB.

           "VAT" shall mean Value Added Tax as defined in the Value Added Tax Act, 1994:200.

           1.2 Certain Usage. As used herein the following additional terms
               -------------
shall have the following meaning:

           The term "including" as used herein shall be read to mean "including, without limitation."

           The term "knowledge" as used herein, shall mean with respect to any person, those facts or circumstances actually known by such person. For purposes of this Agreement, the knowledge of Per Ove Morberg, John Ershammar, Magnus Ingessen and Hakan Ahsberg, shall be imputed to Seller and the Company, and the knowledge of Francis Finelli, David Wallestad and Kathryn Johnbull shall be imputed to Purchaser.

                                  ARTICLE II.
                          PURCHASE AND SALE OF SHARES.

           2.1 Purchase and Sale of Shares. Upon the terms and subject to the
               --------------------------------------------------------------
conditions contained herein, Purchaser will acquire from Seller, and Seller will
--------------------------------------------------------------------------------
sell to Purchaser, the Shares free and clear of all Encumbrances.
----------------------------------------------------------------

           2.2 Total Consideration and Terms. The aggregate consideration for
               -----------------------------
the Shares to be purchased by Purchaser hereunder (the "Total Consideration") shall, subject to adjustment as provided in Section 2.4, consist of (i) One
                                            -------
Hundred Eighty Million Four Hundred Thousand (180,400,000) SEK (the "Closing Cash Consideration"), and (ii) the Earn-Out. The Total Consideration shall be payable as follows:

               (a) On the Closing Date, Purchaser shall pay to Seller by wire transfer of immediately available funds the Closing Cash Consideration.

               (b) Purchaser shall, or shall cause the Company to, pay to Seller an earn-out royalty (the "Earn-Out") with respect to each calendar year from the Closing Date to December 31, 2004 (the "Earn-Out Period") equivalent to two percent (2%) of an amount equal to (i) the Net Order Intake during such calendar year (or with respect to 2000, such portion of the calendar year from and after the Closing) minus (ii) One Hundred Million (100,000,000) SEK (or the prorated portion thereof from and after the Closing during the 2000 calendar year) (the "Earn-Out Threshold Amount"). The Earn-Out shall be calculated and paid in accordance with Section 2.2(c) below.
                        -------

               (c) For purposes of this Agreement, "Net Order Intake" shall mean, without duplication, the Company's and Purchaser's (or any of their respective Subsidiaries') aggregate revenues actually collected from binding orders placed during the Earn-Out Period (each, a "Qualified Order") for products or services sold by the Company, Purchaser or any of their respective Subsidiaries to the government of India pursuant to (i) the Supply Contract and/or License Agreements between the president of India and AB Bofors as of March 1986, (ii) any subsequent agreement or order entered into for the purchase of any products or spare parts for the FH77B of the type which may be purchased pursuant to the terms of the Supply Contract and/or License Agreement described in clause (i), or (iii) any agreement or order for the purchase and sale of the howitzer upgrade known as the FH77BD/L45mkI (Indien) (whether such revenues are collected during the Earn-Out Period or at any time thereafter); provided, however, that Net Order Intake shall not include any revenues earned by the Company or its Subsidiaries pursuant to the India Supply Agreement. A portion of the Earn-Out shall be paid each January 31st (each a "Payment Date") by wire transfer of immediately available funds to an account designated by Seller to Purchaser and the Company in writing until all amounts payable as a result of the Earn-Out have been paid in full. Prior to each Payment Date, the Company shall deliver a written notice to the Seller setting forth the Qualified Orders which accrued during the previous calendar year, the revenues collected from Qualified Orders during the previous calendar year and a calculation of the amount payable to Seller on such Payment Date (calculated in accordance with the next sentence). The amount payable on each such Payment Date shall be equal to
(A) 2% of (x) the aggregate amount of revenues from Qualified Orders actually collected by the Company during all calendar years during the Earn-Out Period preceding such Payment Date, minus (y) the aggregate Earn-Out Threshold Amount
                             -----
for all calendar years during the Earn-Out Period preceding such Payment Date, minus (B) the aggregate amount paid by Purchaser or the Company to Seller
-----
pursuant to this Section 2.2(c) prior to such Payment Date; provided, however,
                 -------                                    --------  -------
in the event such amount is a negative number, the amount payable by Purchaser or the Company to Seller on such Payment Date shall be zero and Seller shall have no obligation to pay Purchaser or the Company any amount. On or prior to January 31, 2007, Purchaser shall, or shall cause the Company to, pay to Seller an amount (the "Earn-Out Liquidation Amount") equal to the Earn-Out payable hereunder with respect to all revenues from Qualified Orders that have not been collected prior to December 31, 2006, but that are reasonably likely to be collected at any time thereafter. In the event that any such Qualified Orders are thereafter cancelled or facts and circumstances arise that make it reasonably likely that the revenues therefrom will not be realized or realizable by the Company, the Company shall notify the Seller in writing of such facts or circumstances and the amount of the revenues which will not be realized or realizable, and the Seller shall, within 10 Business Days after receiving such written notice, refund the portion of Earn-Out Liquidation Amount paid by the Company with respect to such revenues.

                (d) Following each Payment Date, the Company shall provide Seller's independent accountants reasonable access to the management of the Company and the financial records of the Company and its Subsidiaries for the prior calendar year for the sole purpose of verifying the amount of Qualified Orders received by the Company and its Subsidiaries, the amounts collected with respect to Qualified Orders during such period and the calculation of the Earn-Out payable with respect to such period. It shall be a condition to the provision of any information pursuant to this subparagraph (d) that Seller and its independent auditor sign a confidentiality agreement reasonably satisfactory to the Company with respect to any information so provided.

           2.3  Intercompany Cash Accounts. Prior to the Closing, Seller shall
                --------------------------
cause any and all amounts of cash or cash equivalents of the Company and any of its Subsidiaries held by Seller or an Affiliate of Seller, to be transferred by Seller or Seller's Affiliate(s) to an account or accounts established solely for the Company or its Subsidiaries (as the case may be).

           2.4  Post-Closing Adjustment.
                -----------------------

                (a) Within ninety (90) calendar days following the Closing Date, Seller shall prepare and deliver to Purchaser (i) the Closing Balance Sheet (together with the audit report thereon), and (ii) a calculation of the Net Assets of the Company as of the Closing Date as set forth on the Closing Balance Sheet (the "Closing Net Assets"). The Closing Balance Sheet shall be prepared in accordance with GAAP, using the Accounting Principles used in the preparation of the December 31 Financial Statements of the Company based upon financial information provided by the Company and its Subsidiaries consistent with past practices. Notwithstanding the requirements of GAAP or the past practices of Seller or the Company, the parties agree that the Closing Balance Sheet will reflect no upward or downward adjustments in reserves from amounts contained in the December 31 Balance Sheet except to the extent such adjustments result from changes in facts or circumstances occurring after December 31, 1999 or increases in profit or accrual rates on contracts in process from the rates reflected on the December 31 Balance Sheet. During the preparation of the Closing Balance Sheet by Seller and the period of any dispute provided for in
Section 2.4(c), Purchaser shall cause the Company, its Subsidiaries and their
-------
accountants to provide such reasonable access to the Company, its Books and Records (including work papers) and Personnel as may be necessary, to permit Seller and PricewaterhouseCoopers to prepare and audit the Closing Balance Sheet and to investigate the basis of any such dispute. "Net Assets" as of any date shall mean (x) the assets of the Company and its consolidated Subsidiaries as of such date, minus (y) the Liabilities of the Company and its consolidated Subsidiaries as of such date.

                (b) Purchaser may dispute any amounts reflected on the Closing Balance Sheet or Seller's calculation of the Closing Net Assets, but only on the basis that the amounts reflected on the Closing Balance Sheet were not recorded in accordance with GAAP or are inconsistent with the Accounting Principles used in the preparation of the December 31 Financial Statements or were otherwise not prepared in accordance with Section 2.4(a). Purchaser shall notify Seller in
                            -------
writing of each disputed item, specifying the amount of each item in dispute and setting forth in reasonable detail the basis for each item in dispute, within forty-five (45) calendar days of Purchaser's receipt of the Closing Balance Sheet. If Purchaser has not notified Seller of any such dispute within such forty-five (45) day period, then the Closing Balance Sheet shall be deemed to be final and conclusive on the parties hereto, and any amount payable under Section
                                                                         -------
2.4(d) shall be paid by Purchaser or Seller, as the case may be in accordance with Section 2.4(d).
     -------

                (c) In the event of such a dispute, Purchaser and Seller shall negotiate in good faith to reconcile their differences. If such dispute has not been resolved within thirty (30) days after Seller's receipt of notice of such dispute (or such longer period as they may mutually agree), Seller and/or Purchaser shall submit the item(s) remaining in dispute to an internationally recognized independent accountant selected by mutual agreement of Purchaser and Seller or, in failure of such agreement, an independent "Big Five" accounting firm selected by the chairman of the London Court of International Arbitration (the "Independent Accountant"), which shall, as promptly as practical but in no event later than thirty (30) calendar days after such submission, determine and report in writing upon such remaining disputed item(s) based solely upon the written submissions of the parties. Such determination and report shall be final, binding and conclusive on the parties hereto. The fees and disbursements of the Independent Accountant shall be paid by Purchaser and by Seller in proportion to the amount the Seller or Purchaser has put in dispute on which the Independent Accountant has found in favor of such party.

                (d) On the date which is three (3) Business Days after the final determination of the Closing Net Assets in accordance with this Section
                                                                      -------
2.4, Seller or Purchaser, as the case may be, shall make any payment due, in accordance with the terms of this subsection (d). If the Post-Closing Adjustment (as defined below) is a negative number, Seller shall pay to Purchaser in immediately available funds an amount equal to the absolute value of the Post Closing Adjustment. If the Post-Closing Adjustment is a positive number, Purchaser shall pay (or shall cause the Company to pay) to Seller in immediately available funds an amount equal to the Post-Closing Adjustment. In the event Seller fails to make any payment due and owing to Purchaser hereunder, Purchaser shall have the right but not the obligation to offset such amounts against any amounts owing to Seller from the Company pursuant to Section 2.4(c). Purchaser
                                                     -------
and Seller agree that the Total Consideration shall be deemed to be increased by all payments made by Purchaser to Seller and the Total Consideration shall be deemed to be decreased by all payments made by Seller to Purchaser.

                (e) The "Post-Closing Adjustment", which may be positive or negative, shall equal the Closing Net Assets less the Target Net Assets.

        2.5   Noncompetition Agreement.
              ------------------------

             (a) Seller agrees that, for a period of five (5) years following the Closing Date, it will not, and it will cause each of its Affiliates listed on Schedule 2.5(a) (collectively, the "Restricted Parties") not to, engage,
   --------
directly or indirectly, anywhere in the world in any line of business within the "Company's Business" (as defined in Section 2.5(g) below), or to acquire any other business entity where the major reason for the acquisition is to compete with the Company; provided however, that the Restricted Parties may:
                  ----------------

                  (i) manufacture, market and sell the Strix munitions for mortars when done in cooperation with BWS in accordance with the SAAB/BWS Cooperation Agreement regarding Strix;

                  (ii) manufacture, retrofit, install, repair, overhaul, service, market and sell "Excluded Products" (as defined herein). In no event shall Excluded Products be interpreted to mean a complete vehicular system. The parties recognize and agree that all ground vehicle platforms are exclusively within the Company's Business and that this clause shall not be deemed to include the right for the Restricted Parties to manufacture, retrofit, install, repair, overhaul, service, market and sell Ground Combat or Support Vehicle Systems. The term "Excluded Products" shall mean the following:

                            (A)      LVS System;
                            (B)      Laser rangefinder;
                            (C)      IR cameras;
                            (D)      DIRSI system;
                            (E)      ARTE 725 system and its succeeding system;
                            (F) ELMA grenade system with its successor the ASW Alecto Systems;
                            (G)      Deception torpedoes;
                            (H) Firecontrol system for 9 LV family of naval guns;
                            (I) Sights and fire control systems for (1) combat vehicles (2) main battle tanks and
                                     (3) anti aircraft guns from caliber 20mm and above, including vehicle mounted as well as stationary applications;
                            (J)      Army C4I-systems on all levels;
                            (K) Electronic systems for detection and clearance of land mines;
                            (L)      Integrated defensive aid systems for
                                     vehicles;
                            (M) Electronic subsystems and components for vehicle systems;
                            (N)      SKER System and its succeeding system; and
                            (O)      RIA;

                  (iii) manufacture, market and sell any products that: (A) are in production by the Restricted Parties as of the Closing Date; and (B) do not compete with the

Company's Business, as of the Closing Date (each, a "Current Product" and collectively, the "Current Products").

            (b) Upon determination, through mutual agreement or by arbitration in accordance with this Agreement, that the Restricted Parties are, directly or indirectly, competing with the Company's Business by developing, manufacturing, marketing, selling or servicing any products that were not (i) Current Products of the Restricted Parties as of the Closing Date, (ii) Excluded Products, or
(iii) specifically addressed elsewhere in this Section 2.5, the Restricted Parties agree to cease immediately all activities related to such competing products.

            (c) Seller shall be entitled to engage in the development, manufacture, retrofit, installation, repair, overhaul, engineering, design, service, marketing and sale of any component part or subsystem that may fall within the Company's Business, but that is substantially the same as classes of products or services that primarily are sold commercially by Seller for non-military uses.

            (d) If at any time the Company or its successor(s) should decide that it no longer desires to pursue intelligent and brilliant ammunition, the Restricted Parties or their successors(s) will be given the right of first refusal to acquire access to, and permission to use solely for such purpose, the Intellectual Property of the Company related to intelligent and brilliant ammunition. Similarly, if at some point the Restricted Parties or their successor(s) should decide that they no longer desire to pursue intelligent and brilliant ammunition, the Company or its successor(s) will be given the right of first refusal to acquire access to, and permission to use solely for such purpose, the Intellectual Property of Bofors Missiles AB or its successors related to intelligent and brilliant ammunition .

            (e) If the Company decides not to offer its products or capabilities in response to a specific request, within the Company's Business, from any Swedish Governmental Authority, the Company will enter into negotiations with the Restricted Parties to seek a fair, reasonable and joint approach to the satisfaction of said request, failing which, either party may request that the parties arbitrate, in accordance with this Agreement. This obligation shall apply "mutatis mutandis" for specific opportunities, whereby the Restricted Parties decide not to offer their products or capability in response to a specific request of any Swedish Governmental Authority.

            (f) Seller may continue to develop, market and sell man-portable unguided rocket systems, including the Carl Gustaf System, the AT4 System, the MBT LAW System, and their subsystems, to include warheads and ammunition and future derivatives thereof.

            (g) For purposes of this Agreement, the "Company's Business" shall be to engage in the development, manufacture, retrofit, installation, overhaul, repair, engineering, design, service, sale and marketing of:

                  (i) guns and unguided rocket systems, including (A) carriers, (B) launchers with chemical, electrothermal and/or electromagnetic launching and (C) integrated C4I systems, including gun control, fire control, ballistic computers and ammunition programming systems for the aforesaid systems;

                 (ii) ammunition for guns and unguided rocket systems including (A) chemical, electrothermal and electromagnetic propulsion, (B) kinetic, chemical and/or electromagnetic warheads, (C) sensorfuzed sub-munitions, (D) sensors, (E) fuzes, (F) trajectory control systems, and (G) intelligent and brilliant ammunition for the aforementioned weapon systems, including without limitation, BONUS, TCM, and 3P;

                 (iii) ground combat vehicle systems and support vehicle systems, to include all subsystems, for military and other applications;

                 (iv)   Landmine Clearance Equipment;

                 (v) warheads with graded effect for guns and unguided rocket systems;

                 (vi) ABRAHAM Technology (ABRAHAM Technology is currently focused on the development of an anti-aircraft defense system intended to meet the threat from precision guided weapons such as cruise missiles and attack missiles. The basis of the technology is a long range laser sensor coupled with a warhead with directed effect. The warhead has a number of preprogrammable and/or trajectory adaptable lethality modes such as splinters, shape charge and electromagnetic pulse. ABRAHAM, in system form, may be deployed on or close to a protected object. The platform could be a ground vehicle, an aircraft, a ship, a container module or some other platform. ABRAHAM technology will be applied in many other areas as protection systems of different kinds.);

                 (vii) support and test equipment, training equipment, support systems, maintenance, repair, service and assistance, facilities, supply support, PHS&T and documentation for the aforementioned businesses and products; and

                 (viii) other applications, in addition to military applications for the above listed products and services.

           (h) If any court of competent jurisdiction shall finally hold that the time, territory or any other provision set forth in this Section 2.5
                                                             -------
constitutes an unreasonable restriction, such provision shall not be rendered void, but shall apply as to such time, territory, or to such other extent as such court may determine constitutes a reasonable restriction under the circumstances involved.

           (i)   The parties acknowledge that the restrictions contained in this
Section 2.5 are reasonable and necessary to protect the legitimate interests of
-------
Seller and Purchaser. Seller acknowledges that Purchaser shall be entitled to injunctive relief to enforce the terms and provisions of this Section 2.5.
                                                              -------

           (j) Seller further agrees that it will not, for a period commencing on the date hereof and ending two (2) years following the Closing Date, knowingly actively seek the employment of or hire the employees of Purchaser or the Company.

           (k) To the extent the Company, in the conduct of its existing business as of the effective date of this Agreement, infringes upon any intellectual property rights of Seller not otherwise licensed to the Company, Seller agrees to grant to Company freedom from suit with regard to such rights and Seller hereby grants an exclusive license to use such intellectual property in the field of use of the Company's Business. With respect to BONUS, 3P and TCM, the parties recognize that Company may require additional technical information in order to fully incorporate such products into Company's existing business at the Closing. Seller agrees, upon reasonable notice and at the convenience of the parties, to permit access to and use of such information only for such products within the Company's Business.

           (l) Seller agrees that the Company owns all of the intellectual property rights for the 3P Ammunition family, including without limitation, (i) all of its components, to include the proximity fuze programmer (PFP) and the electronic components of the fuze and (ii) all test equipment and production tooling and equipment. Additionally, Seller agrees that the Company has the sole right to manufacture or have manufactured the 3P Ammunition Family. Seller further agrees to work together with the Company to (w) document the Company's ownership of 3P, (x) complete the transfer of competence from Seller to the Company, (y) provide the necessary data package to the Company and (z) complete a definitive agreement to this end prior to Closing, completion of such agreement to be a Closing condition.

           (m) Seller acknowledges that the Restricted Parties do not constitute all of the Affiliates of Seller and therefore agrees that it shall be a violation of this Section 2.5 for any personnel, assets or intellectual property employed, owned or used by Seller or any Restricted Party as of the date hereof to engage in or be used for the purpose of conducting any activity prohibited under this Section 2.5 by or through any Affiliate of Seller which is not a Restricted Party.

           (n) Purchaser and Seller agree that the amount of the Total Consideration allocable to the terms and provisions of this Noncompetition Agreement shall be One Million (1,000,000) SEK.

      2.6  Disclosure Schedule. The parties hereto acknowledge that, as of the
           -------------------
date hereof, the Disclosure Schedules to this Agreement (other than Schedules 2.5(a), 6.2, 11.7(a) and 11.7(b)) have not been completed and that such Disclosure Schedules are in integral part of this Agreement. Accordingly, Seller agrees that, not later than June 23, 2000, Seller shall deliver to Purchaser a certified complete set of Disclosure Schedules for Purchaser's review. Purchaser shall have five Business Days from its receipt of such Disclosure Schedule to notify Seller of any objection to the form or content of any of the materials contained therein, which objection may be made in its sole and absolute discretion. If Purchaser delivers written notice of any objections, Purchaser and Seller agree to negotiate in good faith with respect to the portions of the Disclosure Schedule that are the subject of Purchaser's objection. If after 10 Business Days of the date on which Purchaser delivers written notice with respect to such objections, the parties are unable to resolve such objections to their mutual satisfaction, then upon written notice to the other party, either party may terminate this Agreement without any further obligation to the other party.

                                 ARTICLE III.
                                   CLOSING.

      3.1  Closing. The consummation of the purchase and sale of the Shares
           -------
(the "Closing") shall take place at 10:00 a.m., local time, on the fifth (5th) Business Day following the satisfaction of the conditions to the obligations of the parties set forth in
Section 9.1 hereof, at the offices of Rydin & Carlsten Advokatbyra AB,
-------
Norrmalmstorg 1, S-111 87 Stockholm, or at such other time or place as Seller and Purchaser may agree in writing (the day on which the Closing takes place being referred to herein as the "Closing Date").

        3.2  Seller's Closing Deliveries. At the Closing, Seller shall deliver
             ---------------------------
to Purchaser (a) stock certificates evidencing the Shares, duly endorsed in blank or accompanied by a stock power duly executed in blank, and (b) the other documents required to be delivered by Seller pursuant to Article IX hereof.
                                                         -------
        3.3  Purchaser's Closing Deliveries. At the Closing, (a) Purchaser shall
             ------------------------------
pay to Seller the Closing Cash Consideration (as provided in Section 2.2 hereof)
                                                             -------
and (b) Purchaser shall deliver to Seller the other documents required to be delivered by Purchaser pursuant to Article IX hereof.
                                   -------

        3.4  Appointment of Directors. At the Closing, the Purchaser shall cause
             ------------------------
general meetings and board meetings to be held in the Company allowing the Purchaser to appoint new directors and deputy directors and to appoint company signatories. The Purchaser shall prepare the minutes of said meetings as well as the necessary ancillary documentation and the Purchaser shall cause the documentation to be submitted to the Patent and Registration Office or any other relevant authority for registration immediately following said meetings.

        3.5  Director Discharge from Pre-Closing Liabilities. At the next annual
             -----------------------------------------------
general meeting of shareholders of the Company, the Purchaser undertakes to grant those directors in the Company who have retired discharge from liability for their administration until the Closing, however, only provided that, in the auditor's reports for the relevant period, the Company's auditors do not recommend against such discharge.

                                  ARTICLE IV.
                        REPRESENTATIONS AND WARRANTIES
                                 OF THE SELLER

        Seller hereby makes the representations and warranties set forth below, except as otherwise set forth on the Disclosure Schedule, which representations and warranties are as of the date hereof, and will be, as of the Closing Date, true and correct. Other than the representations and warranties set forth in Sections 4.2(c), 4.3(b) and 4.15(a) and (b), all representations and warranties made by Seller herein with respect to the Hagglunds Joint Venture are made to the best of Seller's knowledge and Seller shall be liable only for a breach thereof if Seller has actual knowledge that such representation and warranty is not true and correct as of the date hereof and as of the Closing Date.

        4.1  Authority. Seller has full corporate power and authority to
             ---------
execute, deliver and perform its obligations under this Agreement and each of the Ancillary Agreements to which it is a party and to consummate the Transactions. This Agreement has been duly authorized by, constitutes a binding obligation of, and is enforceable against, Seller in accordance with its terms. Each of the Ancillary Agreements to which Seller is a party shall, as of the Closing Date, have been duly authorized and shall thereafter constitute a binding obligation of Seller, enforceable against Seller in accordance with their terms.

          4.2  Organization and Standing.
               -------------------------

               (a) Seller is a limited company duly organized, validly existing and in good standing under the laws of Sweden, registered in the Companies Registry with registration number 556194-4652, with full power and authority to conduct its business as it is now being conducted.

               (b) BWS is a limited company duly organized, validly existing and in good standing under the laws of Sweden, registered in the Companies Registry with registration number 556204-1904, with full power and authority to conduct its business as it is now being conducted. True and correct copies of the charter documents of BWS, as amended as of the date hereof, have been provided to Purchaser.

               (c) Each Subsidiary of the Company is duly organized, validly existing and in good standing under the laws of Sweden, registered in the Companies Registry with the registration number set forth on Schedule 4.2(c), with full power and authority to conduct its business as it is now being conducted. True and correct copies of the charter documents of each such Subsidiary, as amended as of the date hereof, have been provided to Purchaser.

     4.3       Capitalization.
               --------------

               (a) BWS. The entire authorized share capital of BWS is 50 million SEK divided into 500,000 shares (the "BWS Capital Stock"), each with a nominal value of SEK 100 of which all are issued and outstanding. No shares of the BWS Capital Stock are held in BWS's treasury and no shares are reserved for issuance. All issued and outstanding shares of BWS Capital Stock (i) have been duly authorized and validly issued and are fully paid and nonassessable, without attachment of any preemptive rights, (ii) were issued in compliance with all applicable Laws and (iii) are held of record and beneficially by Seller free and clear of any Encumbrances. There are (x) no securities of BWS convertible into or exchangeable for shares of capital stock or other voting securities of BWS,
(y) no subscription rights, options, warrants, calls, commitments, preemptive rights or other rights of any kind to acquire from BWS and no obligation of BWS to issue, sell, register for sale, redeem or otherwise acquire, any shares of capital stock or other voting securities of BWS or any securities of BWS convertible into or exchangeable for such capital stock or voting securities and
(z) no equity equivalents, interests in the ownership or earnings of, or stock appreciation, phantom stock or other similar rights of, or with respect to, BWS. Neither BWS nor Seller is a party to or bound by any contracts or commitments of any character relating to any issued or unissued stock or any other equity security issued or to be issued by BWS.

               (b) Subsidiaries. Schedule 4.3(b) sets forth a list of each
                                 --------
Subsidiary of BWS, specifying with respect to each such Subsidiary, the jurisdiction of organization, the number of shares of authorized capital stock, the par value of such stock, and the number of shares that are issued and outstanding and the identity and number of shares held of record by each holder thereof. Except as indicated on Schedule 4.3(b), all of the issued and
                                --------
outstanding shares of capital stock of each Subsidiary of BWS are owned of record and beneficially by BWS, free and clear of any

Encumbrances. All of the shares of capital stock of each Subsidiary of BWS have been duly authorized and validly issued and are fully paid and non-assessable, were issued and sold in accordance with applicable laws and were not issued in violation of any preemptive or other similar rights. Except for the shares of capital stock of the Subsidiaries owned by BWS or as otherwise indicated on
Schedule 4.3(b), there are no (i) outstanding equity securities of the
--------
Subsidiaries of BWS or (ii) commitments or obligations of any kind or character for (A) the issuance of equity securities of any Subsidiary of BWS or (B) the repurchase, redemption or other acquisition of any equity securities of any Subsidiary of BWS. Except as set forth on Schedule 4.3(b), there are no stockholder agreements, voting trusts, proxies or other agreements or understandings with respect to or concerning the purchase, sale or voting of the equity securities of any Subsidiary of BWS. Except for the equity securities of the Subsidiaries of BWS described on Schedule 4.3(b), neither BWS nor its
                                     --------
Subsidiaries owns equity securities in any other Person.

          4.4  Books and Records. The Books and Records of BWS and each of its
               -----------------
Subsidiaries have been made available to Purchaser or its representatives and have been maintained in accordance with sound business practices and all applicable Laws. The minute books of BWS are accurate, complete and correct and have been maintained in accordance with applicable Laws.

          4.5  Audited Financial Statements
               ----------------------------
               (a) Attached as Schedule 4.5(a) hereto are true and correct
                               --------
copies of (i) the audited consolidated balance sheets of the Company and its consolidated Subsidiaries as of December 31, 1999 and the related statements of income, cash flows and stockholder's equity for the one year period then ended, in each case together with pro forma adjustments prepared by the Company's independent auditors to remove therefrom the assets, liabilities and equity of CWS and CTV, and any revenues, expenses or other operating results of each of them (the "Pro Forma Adjustments") and (ii) the audited consolidated balance sheets of the Company and its consolidated Subsidiaries as of December 31, 1998 and December 31, 1997, and the related statements of income, cash flows and stockholder's equity for the one year periods then ended, together with the audit reports thereon ((i) and (ii) collectively, the "Audited Financial Statements"). The Audited Financial Statements have been prepared in accordance with GAAP using the Accounting Principles consistently applied by the Company throughout the periods covered by such statements, and present fairly the financial position and results of operations of the Company and its consolidated Subsidiaries at the dates of such statements and for the periods covered thereby. As adjusted by the Pro Forma Adjustments, the December 31 Financial Statements present fairly the financial position and results of operations of the Company and its consolidated subsidiaries other than CTV and CWS at the dates of such statements and for the periods covered by.

          (b) Attached as Schedule 4.5(b) hereto are true and correct copies of
                          --------
the audited consolidated balance sheets of each of the Minority Subsidiaries and the Hagglunds Joint Venture as of December 31, 1999 and December 31, 1998 and the related statements of income, cash flows and stockholder's equity for the one year period then ended (the "Subsidiary Financial Statements"). The Subsidiary Financial Statements have been prepared in accordance with GAAP and the Accounting Principles consistently applied throughout the periods covered by such statements, and present fairly the financial position and results of operations of the Minority Subsidiary or the Hagglunds Joint Venture to which such financial statement relates at the dates of such statements and for the periods covered thereby.

          4.6  Unaudited Financial Statements. Attached as Schedule 4.6 hereto
               ------------------------------              --------
are true and correct copies of the following: (a) unaudited balance sheets of the Company and its consolidated Subsidiaries as of February 29, 2000; (b) the unaudited balance sheet of the Company as of March 31 and April 30, 2000, and the related statements of income, cash flows and stockholder's equity for the period beginning January 1, 2000 and ending on the date of such unaudited financial statements (collectively, the "Unaudited Financial Statements"). The Unaudited Financial Statements have been prepared in accordance with GAAP using the Accounting Principles consistently applied by the Company throughout the periods covered by such statements (except for the absence of footnotes and other presentation items, and subject to normal year end adjustments, none of which will individually or in the aggregate be material) and present fairly the financial position and results of operations of the Company (and, in the case of the February 29, 2000 Unaudited Financial Statements, its consolidated Subsidiaries) at the dates of such statements and for the periods covered thereby.

          4.7  Undisclosed Liabilities.
               ----------------------

               (a) Except for such Liabilities as are disclosed on the December 31 Balance Sheet, to the best of Seller's knowledge, the Company has no material Liabilities, whether absolute or contingent, liquidated or unliquidated, due or to become due, except for (i) such Liabilities as have arisen after December 31, 1999, in the ordinary course of business, consistent with past practices of the Company and its Subsidiaries and (ii) such Liabilities as would not individually or in the aggregate have a Material Adverse Effect on the Company.

               (b) Schedule 4.7(b) sets forth a description of certain
                   --------
contingent liabilities of the Company that are not required to be included in the Company's December 31 Balance Sheet in accordance with GAAP and which were disclosed by Seller to Purchaser prior to the date hereof. Such description shall include Seller's best estimate of the maximum amount payable by the Company as a result of such liabilities.

          4.8 Licenses, Permits and Authorizations. Schedule 4.8 contains a true
              ------------------------------------
and correct list of all material licenses, permissions, authorizations and consents issued by any Governmental Authority to the Company or any of the Minority Subsidiaries (collectively, "Permits"). All such Permits are in full force and effect. Except as set forth on Schedule 4.8 there are no proceedings pending, or to the knowledge of Seller, threatened, that seek the revocation, cancellation, suspension or adverse modification thereof. Such Permits constitute all of the material Permits necessary to permit the Company and the Minority Subsidiaries to own, operate, use and maintain their assets and properties in the manner in which they are now operated and maintained and to conduct the business of the Company and the Minority Subsidiaries as currently conducted. All required filings with respect to such material Permits have been timely made, and all required applications for renewal thereof have been timely filed, except for any failure to timely file any filing or application that may not reasonably result in the termination, nonrenewal or material adverse modification of the material Permit to which such filing or application relates.

          4.9 Labor Matters. Schedule 4.9 contains a true, correct and complete
              -------------  --------
list of all of the collective bargaining agreements to which the Company is a party. Except as set forth on Schedule 4.9, no labor dispute, strike, work
                              --------
stoppage or material labor relations problem of any kind that has affected or may affect the Company's or any of its Subsidiaries' businesses or operations in any material respect has occurred during the past two (2) years, or, to the knowledge of the Seller, currently is pending or threatened. Except as set forth on Schedule 4.9, neither the Company nor any of its Subsidiaries
                --------
has entered into any severance or similar arrangement in respect of any present employee of the Company or any of its Subsidiaries that will result in any obligation (absolute or contingent) of Purchaser, the Company or any of its Subsidiaries to make any payment to any present employee of the Company or any of its Subsidiaries following termination of employment or upon a change of control of the Company or any of its Subsidiaries. Except as set forth on
Schedule 4.9, neither the Company nor any of its Subsidiaries has engaged in any
--------
unfair labor practice and there are no complaints against the Company or any of its Subsidiaries pending before any Governmental Authority by or on behalf of any employee of the Company or any of its Subsidiaries.

          4.10 Contracts. Schedule 4.10 contains a true, correct and complete
               ---------  --------
list of all of the Contracts described in Sections 4.10(a)-(o) below, to which the Company is a party or by which its properties or assets is bound (each, a "Material Contract"):

               (a) Each Contract that involves performance of services or delivery of goods and/or materials by or to the Company in an amount or value in excess of 5,000,000 SEK, including a description of any offset arrangements or requirements with respect thereto and the amount thereof; provided however that such Contracts shall not include any Contracts pursuant to which the Company has, as of the date hereof, fulfilled all of its performance obligations thereunder;

               (b) Each note, debenture, other evidence of Indebtedness, guarantee, loan, interest rate and currency obligation swap, letter of credit, surety-bond or financing agreement or instrument or other contract for money borrowed, including any agreement or commitment for future loans, credit or financing;

               (c) Each Contract not in the ordinary course of business including all Contracts relating to the acquisition or disposition of any Subsidiary or any material assets of the Company (other than sales of inventory in the ordinary course of business); provided however that such Contracts shall not include any Contracts pursuant to which the Company has, as of the date hereof, fulfilled all of its performance obligations (contingent or otherwise);

               (d) Each lease, rental or occupancy agreement, license, installment and conditional sale agreement, and other contract affecting the leasing of, title to, use of, or any leasehold or other interest in, any real or personal property having annual rental payments in excess of 500,000 SEK;

               (e) Each material licensing agreement with respect to Intellectual Property, including agreements with current or former employees, consultants or contractors regarding the appropriation or ownership of Intellectual Property (other than (i) any such license granted by the Company to FMV in the ordinary course of business as part of or as a condition to any performance contract, (ii) any such license granted to any other Person in connection with any subcontract, coproduction agreement, teaming agreement or other similar arrangement solely with respect to the rights necessary for such Person to perform its obligations thereunder, or (iii) any agreement between the Company and its employees in relation to their employment by the Company);

          (f) Each Contract, other than the plans and arrangements set forth in
Schedule 4.18 hereof, between the Company and any of its officers or employees
--------
earning a salary of not less than 1,000,000 SEK per year, or which provides for bonuses, pensions, options, deferred compensation, retirement payments, profit sharing, severance payments or the like (other than agreements with employees granting them the right to participate in the plans and arrangements set forth on Schedule 4.18) that could result in the Company's obligation (contingent or
   --------
otherwise) to pay to any officer or employee an amount exceeding 1,000,000 SEK per year individually or 2,000,000 SEK per year in the aggregate;

          (g) Each joint venture contract, partnership agreement, limited liability company agreement or other Contract (however named) involving a sharing of profits, losses, costs or liabilities by the Company with any other Person;

          (h) Each Contract, other than the Noncompetition Agreement, containing covenants that restrict the Company's business activity or limit the freedom of the Company to engage in any line of business or to compete with any Person or in any geographic area;

          (i) Each Contract providing for payments to or by any Person based on sales, purchases or profits, other than direct payments for goods;

          (j) Each power of attorney currently effective and outstanding to any Person other than an employee of the Company or solely for access to any bank accounts of the Company;

          (k) Each Contract providing for capital expenditures for investments after the date hereof in an amount in excess of 500,000 SEK.

          (l) Each written warranty, guaranty or other similar undertaking with respect to contractual performance extended by the Company other than in the ordinary course of business;

          (m) Each Loss Contract;

          (n) Each Contract with Seller or any of its Affiliates involving the provision of goods or services by or to the Company after the Closing Date having a value equal or greater than 5,000,000 SEK individually or 10,000,000 SEK in the aggregate; and

          (o) Any other Contract material to the business or operations of the Company.

Each Material Contract is valid and in full force and effect in all material respects (except those as by their terms may expire prior to Closing). The Company is not in default, or alleged to be in default, in any material respect under any Material Contract to which it is a party or by which it is bound and each such Material Contract is enforceable against the Company in accordance with its terms. The consummation of the transactions contemplated by this Agreement will not cause a material default under, or provide any right of termination with respect to, any Material Contract. To the knowledge of the Seller, no party with whom the Company or any of its Subsidiaries has a Material Contract is in default thereunder in any material respect and each such Material Contract is enforceable against each such other Person party thereto in accordance with its terms. To the knowledge of the Seller, no event has occurred and no other facts or circumstances exist that, with notice or lapse of time or both, could materially impair the ability of the Company or any of its Subsidiaries party thereto from enforcing any of their respective rights under any Material Contract in any material respect or is reasonably likely to constitute a material breach or material default by any party thereto.

          4.11  Litigation. There are no Actions or any other proceedings at law
                ----------
or in equity or investigations by any Governmental Authority pending against the Company or any of its Subsidiaries, or, to the best of Seller's knowledge, threatened against or affecting the Company or any of its Subsidiaries, their respective properties or business or the transactions contemplated by the Agreement or the Ancillary Agreements. Neither the Company nor any of its Subsidiaries is subject to or bound by any order of any Governmental Authority entered in any Action to which it is a party or of which the Company has knowledge.

          4.12  Taxes.
                -----

                (a) Except as set forth in Schedule 4.12 hereto, each of BWS and
                                           --------
each of its Subsidiaries has, in accordance with applicable Law, timely filed or caused to be filed all of the Tax Returns required by Law to be filed and has fully paid all Taxes for which it has become liable to pay on or prior to the Closing Date. There is no dispute, audit, investigation, proceeding, deficiency or claim, and there is no notice of any of the foregoing concerning any Liability with respect to Taxes owed by BWS or any of its Subsidiaries either claimed or raised in writing by any Governmental Authority or as to which the Company has knowledge.

                (b) Except as set forth in Schedule 4.12, there are no
                                           --------
circumstances that would permit any Governmental Authority to levy additional amounts of any Tax, fines or other punitive damages against BWS or any of its Subsidiaries or to disallow the deductibility of any cost items reflected in such accruals or in any Tax return filed by or with respect to the Company or its Subsidiaries prior to the Closing Date other than such amounts as shall be accrued on the Closing Balance Sheet.

               (c) The Company has established adequate reserves in accordance with the Accounting Principles in the December 31 Balance Sheet and the Unaudited Financial Statements, which are sufficient for the payment of all unpaid Taxes, whether or not disputed, for the period ended on or prior to the date hereof and all prior periods.

           Without limiting the generality of the foregoing:

               (d) No Taxes, fines or punitive damages will be levied or, where relevant, no loss of Tax losses will occur as a result of any reorganization of BWS and its Subsidiaries, including the transfer of assets to BWS or the transfer by BWS of the capital stock of CTV or CWS to Celsius prior to the Closing or any of the transactions contemplated hereby; and

               (e) No fines or punitive damages will be levied as a result of periodization errors in the VAT reporting of BWS or any of its Subsidiaries:

          4.13 Absence of Certain  Changes,  Events or Conditions.  Except as
               --------------------------------------------------
set forth in Schedule 4.13, since December 31, 1999, there has not been any:
             --------
               (a) Material Adverse Change in the business, operations, condition (financial or otherwise), assets, liabilities or prospects of the Company and its Subsidiaries taken as a whole;

               (b) except for normal periodic increases in the ordinary course of business consistent with past practice, (i) increase in the compensation payable or to become payable by the Company or any of its Subsidiaries to any of their officers, directors or employees (collectively, the "Personnel"), (ii) bonus, incentive compensation, service award or other like benefit granted, made or accrued, contingently or otherwise, for or to the credit of any of the Personnel, except in the ordinary course of business consistent with past practices, (iii) employee welfare, pension, retirement, profit-sharing or similar payment or arrangement made or agreed to by the Company or any of its Subsidiaries for any Personnel except pursuant to the existing plans and arrangements described in Schedule 4.18 or (iv) new employment agreements to
                          --------
which the Company or any of its Subsidiaries is a party of the type required to be disclosed pursuant to Section 4.10(f) hereof;

               (c) addition to or modification of the Pension Schemes other than
(i) contributions made in accordance with the normal practice of the Company and its Subsidiaries or (ii) the extension of coverage to other Personnel who became eligible after December 31, 1999;

               (d) sale, assignment or transfer of any material assets of the Company or any of its Subsidiaries other than the sale of inventory in the ordinary course of business;

               (e) cancellation of any Indebtedness or waiver of any rights of substantial value to the Company or any of its Subsidiaries, other than in the ordinary course of business;

               (f) cancellation, termination, or material amendment of any Material Contract, Permit or other instrument material to the Company;

               (g) capital expenditure for investments in fixed assets or any incurring of liability therefor by the Company, except for such capital expenditures that do not, individually or in the aggregate, exceed 500,000 SEK;

               (h) failure to operate the business of the Company and each of its Subsidiaries in the ordinary course in any material respect so as to use reasonable efforts to preserve such business intact, to keep available the services of the Personnel, and to preserve the goodwill of the Company's and its Subsidiaries' suppliers, customers and others having business relations with the Company or any of its Subsidiaries;

               (i)  change in accounting methods or practices by the Company;

               (j) revaluation by the Company of any of its assets or properties, including without limitation, writing off notes or accounts receivable;

               (k) damage, destruction or loss (whether or not covered by insurance) of any material assets of the Company or any of its Subsidiaries;

               (l) Indebtedness incurred by the Company or any of its Subsidiaries other than the Haaglunds Joint Venture or any commitment to incur Indebtedness entered into by the Company or any of its Subsidiaries (other than the Haaglunds Joint Venture) other than (i) Indebtedness or any commitment to incur Indebtedness in the ordinary course of business in an aggregate amount that is less than Five Million (5,000,000) SEK or (ii) intercompany Indebtedness incurred in the ordinary course of business between or among Seller, the Company or any of its Subsidiaries;

               (m) declaration, setting aside for payment of dividends or distributions in respect of any securities of the Company or any of its Subsidiaries or any redemption, purchase or other acquisition by the Company or any of its Subsidiaries of their respective securities;

               (n) issuance or reservation for issuance by the Company or any of its Subsidiaries of, or commitment to issue or reserve for issuance any securities of, the Company or any of its Subsidiaries;

               (o) execution, termination or material amendment of any lease for real or personal property by the Company or any of its Subsidiaries involving an annual payment in excess of 500,000 SEK; or

               (p) any agreement by the Company or any of its Subsidiaries to do any of the foregoing.

          4.14 Legal Compliance. Except for Environmental Laws and Employment
               ----------------
Laws, each of which is the subject of other representations and warranties contained herein, (a) neither the Company nor any of its Subsidiaries or their respective predecessors in interest is, and at no time during the past five (5) years has been, in material violation of or in material default under any Law applicable to it or its assets and properties, (b) no action, proceeding, investigation, charge, complaint, claim, demand or notice has been filed or commenced against the Company or any of its Subsidiaries (or against Seller or any of its Affiliates relating to the Company or any of its Subsidiaries or their respective predecessors in interest), alleging any such violation or default, nor to the knowledge of Seller are any such actions threatened, and (c) neither the Company nor any of its Subsidiaries or their respective predecessors in interest, or Seller or any of its Affiliates on the Company's or its Subsidiaries or their respective predecessors in interest behalf has, during the past five (5) years, conducted any internal investigation in connection with which Seller or any of its Affiliates, or the Company or any of its Subsidiaries or their respective predecessors in interest retained or sought advice from outside legal counsel with respect to any actual, potential or alleged material violation of any Law by the Company or any of its Subsidiaries or their respective predecessors in interest (or Seller or any of its Affiliates relating to the Company or its Subsidiaries or their respective predecessors in interest), or any of their respective Personnel or agents. None of Seller, its Affiliates, or their respective representatives or agents is, and at no time during the past five (5) years has been, in material violation of or in material default under any Law for which the Company or its Subsidiaries may have any liability.

          4.15 No Conflict  with Other  Documents.  The execution and delivery
               ----------------------------------
of this Agreement and the Ancillary Agreements and the carrying out of the transactions contemplated hereby or thereby, will not:

               (a) result in any violation, termination or modification of, or be in conflict with, the charter documents of the Company, any of its Subsidiaries or Seller;

               (b) subject to obtaining the consents, approvals and actions, making the filings and giving the notices disclosed in Schedule 4.15 or
                                                       --------
described in Section 4.26, conflict with or result in a material violation of
             -------
any term or provision of any Law applicable to the Company or any of its Subsidiaries or their respective assets and properties;

               (c) (i) conflict with or result in a material violation or material breach of, (ii) constitute (with or without notice or lapse of time or both) a material default under, (iii) require the Company or its Subsidiaries to obtain any consent, approval or action of, make any filing with or give any notice to any other Person as a result or under the terms of, (iv) result in or give to any other Person any right of termination, cancellation, acceleration or material modification in or with respect to, or (v) result in the creation or imposition of any Encumbrance (other than a Permitted Encumbrance) upon the Company or its Subsidiaries or any of their respective assets and properties under, any Material Contract or any Permits to which the Company or its Subsidiaries is a party or by which any of their respective assets and properties are bound.

          4.16 Government Contracts; Backlog.
               -----------------------------

               (a) There is no Action or investigation pending or, to the knowledge of the Seller, threatened against the Company or any of its Subsidiaries (or against Seller or any of its Affiliates with respect to the Company), asserting or alleging the commission of criminal acts or bribery by any such Person with respect to any Government Contract. Neither the Company nor any of its Subsidiaries is currently, or at any time within the past five (5) years has ever been, debarred or suspended from participation in the award of Government Contracts (it being understood that debarment and suspension does not include ineligibility to bid for certain Government Contracts due to generally applicable bidding requirements). The Company and each of its Subsidiaries is, and at all times within the past five (5) years has been, in all material respects, in compliance with all applicable Laws relating to any Government Contract, and none of Seller, the Company or any of their respective Subsidiaries has received written notice of any kind from any Governmental Authority alleging any violation, or notifying any such Person of any investigation of a possible violation, of any applicable Law by Company or any of its Subsidiaries or any act for which the Company or any of its Subsidiaries could be debarred or suspended from contracting with any Governmental Authority, or prohibiting or seeking to prohibit the Company or any of its Subsidiaries from conducting, or restricting or seeking to restrict the Company's or any of its Subsidiaries' ability to conduct, all or any part of their respective businesses or operations or from contracting with any Governmental Authority. No payment has been made by the Seller, the Company or any of their respective Affiliates, or, to the knowledge of Seller, by any Person acting on behalf of any such Person, to any other Person in connection with any Government Contract in violation of applicable procurement Laws or in violation of (or requiring disclosure pursuant to) any other applicable Law. The cost accounting and procurement systems maintained by the Company and its Subsidiaries with respect to Government Contracts are in compliance in all material respects with all applicable Laws.

               (b) With respect to each material Government Contract: (i) the Company and each of its Subsidiaries party thereto has complied with all material terms and conditions of such material Government Contract, including all clauses, provisions and requirements incorporated expressly by reference or by operation of law therein; (ii) all representations and certifications executed, acknowledged or set forth in, or pertaining to, such material Government Contract are complete and correct in all material respects as of their effective date, and the Company and each of its Subsidiaries party thereto, as applicable, have complied in all material respects with all such representations and certifications; and (iii) no termination for convenience, termination for default, cure notice or show cause notice is in effect as of the date hereof pertaining to any material Government Contract.

               (c) Schedule 4.16(c) identifies with respect to each material
                   --------
Government Contract to which the Company is a party and which has an aggregate funded and unfunded backlog in excess of 5,000,000 SEK, the amount in SEK of the backlog of the Company thereunder as of December 31, 1999.

               (d) Schedule 4.16(d) lists each foreign sales agent agreement or
                   --------
any similar agency or representation Contract to which the Company, Seller or any of their respective Subsidiaries is a party (or pursuant to which any of them may have any obligation) requiring payments to any third party in connection with sales by the Company or any of its Subsidiaries to any customer (collectively, the "FSAs"). True and correct copies of each of the FSAs have been provided to Purchaser prior to the date hereof. None of the FSAs violate any applicable Law.

          4.17 Title to Personal Properties; Absence of Encumbrances, Etc. The
               -----------------------------------------------------------
Company or one or more of its Subsidiaries has and on the Closing Date will have, good and marketable title to all of the Company's or such Subsidiaries' personal property (collectively, the "Machinery and Equipment") owned or reflected in the December 31 Balance Sheet, with such changes as thereafter have occurred in the ordinary course of business, in each case free and clear of Encumbrances. The Machinery and Equipment taken as a whole is in good operating condition and repair (subject to normal wear and tear) and is suitable for the purposes for which it is presently or historically has been used. Except as otherwise contemplated by this Agreement, the Company or one or more of its Subsidiaries owns, in the case of leases and licenses, has valid and subsisting leasehold interests or licenses in, or, in the case of government furnished property, otherwise possesses a valid right to use, all of the material properties and assets of whatever kind (whether real or personal, tangible or intangible and including, without limitation, all material Intellectual Property) necessary to operate the business as currently conducted.

          4.18 Pension and Employee Benefit Plans.
               ----------------------------------

               (a) Except as set forth in Schedule 4.18 the Company and each of its Subsidiaries has complied in all material respects with all laws, rules and regulations relating to employment, equal employment opportunity, nondiscrimination, immigration, wages, hours, benefits, collective bargaining, the payment of social security and similar taxes, occupational safety and health and plant closings ("Employment Laws") and has, and shall have paid or made provisions for in the Closing Balance Sheet all contributions due from it as of the Closing. The Company and each of its Subsidiaries has made sufficient provisions in its December 31 Balance Sheet in respect of holiday pay. Except as will be reflected in the Closing Balance Sheet, neither the Company nor any of its Subsidiaries will be liable as of the Closing for the payment of any material taxes, fines, penalties or other amounts, however designated, for failure to comply with any of the foregoing Employment Laws.

               (b)  Except as disclosed in Schedule 4.18, neither the Company
                                           --------
nor any of its Subsidiaries is a party to any agreement and has not incurred any liability for the provision of benefits to any employee of the Company or any of its Subsidiaries other than those payable, as required by any Employment Laws, or pursuant to, state social security schemes or schemes of national insurance, collective bargaining agreements, or other material Contracts disclosed to Purchaser, including Sweden ITP, (the "Pension Schemes") on or following retirement or death for or in respect of any of the employees of the Company or any of its Subsidiaries.

               (c) Except as set forth in Schedule 4.18, the Company's and its Subsidiaries' Pension Schemes have been established, maintained and administered at all times in accordance with all applicable Employment Laws and the Company and each of its Subsidiaries has, as of the date hereof complied in all material respects with all of its obligations and duties (including statutory duties) under and in respect of the Pension Schemes.

          4.19 Bank Accounts. Schedule 4.19 contains a list of all bank
               -------------  --------
accounts, safe deposit boxes and lock boxes maintained by the Company, and all authorized signatures therefor, which list is complete and accurate.

          4.20 Brokers and Advisors. None of Seller, the Company or any of its
               --------------------
Subsidiaries has taken any action that would give rise to a valid claim against any party hereto for a brokerage commission, finder's fee, consulting or advisory fee, or similar payment, other than fees payable solely by Seller to UPS Warburg for which none of the Company, its Subsidiaries or Purchaser shall have any liability.

          4.21 Environmental Matters.
               ---------------------

               (a) (i) The Company and its Subsidiaries are, and at all times during the previous three (3) years have been, in compliance with all applicable Environmental Laws and any administrative or judicial notices or orders issued or promulgated pursuant to or under any such Environmental Laws; (ii) the Company and its Subsidiaries hold, and at all times during the previous three
(3) years have held, all material Permits required under the applicable Environmental Laws for the operation of their business and the ownership of their assets and properties, and (iii) to the knowledge of Seller, no modification or change to the operations of the Company's or any of its Subsidiaries' business will be required upon renewal of any such Permits. Neither the Company nor its Subsidiaries has received any notice from any applicable Governmental Authority alleging any violation of any Environmental Laws. Except as set forth on Schedule 4.21, no Governmental Authority has conducted any audits, assessments, tests or other reviews in connection with environmental matters regarding the Company or any of its Subsidiaries.

               (b) None of Seller, the Company or their respective Subsidiaries has stored, deposited, used, treated, kept, disposed of, released or emitted any Hazardous Materials on any of the Real Property or buildings used by the Company or any of its Subsidiaries in contravention of any applicable Environmental Laws.

               (c) Neither the Company nor its Subsidiaries has any obligation or Liability, whether actual or contingent, with respect to storage, treatment, clean-up or disposal of any Hazardous Materials.

               (d) There are no environmental reports or assessments in the possession or control of Seller, the Company or any of their Affiliates relating to the current or prior business of the Company or any of its Subsidiaries that have not been delivered or made available to Purchaser.

          4.22 Customers and Suppliers. Schedule 4.22 sets forth a complete and
               -----------------------  --------
accurate list of the names of (a) the ten largest customers of the Company (including Seller and its Affiliates), showing the approximate total sales in SEK by the Company to each such customer during the 1998 and 1999 calendar years and (b) the ten largest suppliers of the Company (including Seller and its Affiliates), showing the approximate total purchases in SEK by the Company from each such supplier during the 1998 and 1999 calendar years. None of Seller, the Company or any of their respective Subsidiaries has received any communication from any customer or supplier listed in Schedule 4.22 notifying any of them of
                                        --------
any intention to terminate or materially reduce purchases from or supplies to the Company and its Subsidiaries or the intention to terminate or fail to renew their current Contracts, if any, with the Company and its Subsidiaries or fail to exercise any purchase option thereunder.

          4.23 Insurance.
               ---------

               (a) Schedule 4.23 contains an accurate and complete description
                   --------
of all policies of property, fire and casualty, product liability, workers' compensation and other forms of insurance held by or for the benefit of the Company or any of its Subsidiaries or insuring any of their assets or properties (collectively, the "Insurance Policies"). True and correct and complete copies of such insurance policies have been made available to Purchaser.

               (b) Except as set forth Schedule 4.23 all Insurance Policies (i)
                                       --------
are valid, outstanding, and enforceable policies, and (ii) will not terminate or lapse by reason of the transaction contemplated by this Agreement with respect to any claim arising prior to the Closing Date.

               (c) None of Seller, the Company or its Subsidiaries has received
(i) any notice of cancellation of any Insurance Policy or refusal of coverage thereunder, (ii) any notice that any issuer of such Insurance Policy has filed for protection under applicable bankruptcy laws or is otherwise in the process of liquidating or has been liquidated, or (iii) any other notice that any such

Insurance Policy is no longer in full force or effect or that the issuer of any such Insurance Policy is no longer willing or able to perform its obligations thereunder.

          4.24 Intellectual Property. Schedule 4.24 lists each patent, patent
               ---------------------  --------
application, invention disclosure, trademark, trademark application, servicemark, servicemark application, trade name, copyright registration and copyright application in which the Company has an interest or in which Seller has an interest and which is used by the Company in its businesses as currently conducted. Except as set forth on Schedule 4.24, the Company has good title to
                                  --------
each item of Intellectual Property owned by it, free and clear of any Encumbrances, and no other Person has the right to use any such Intellectual Property other than pursuant to (i) the Contracts listed on Schedule 4.10, (ii)
                                                            --------
any license entered into in the ordinary course of business between the Company and FMV or (iii) any license entered into pursuant to any teaming agreements, co-production agreements, subcontracts or similar agreements or arrangements between the Company and any other Person(s), to the extent the licenses granted under such arrangements are limited to the purpose of fulfilling the parties' obligations under such arrangements. The Company's use of the Intellectual Property, whether or not registered, is not infringing upon or otherwise violating the rights of any third party in or to such rights, and neither Seller nor the Company has received notice of any claims that have been asserted by any Person against any of them with respect to the use of any item of Intellectual Property by the Company challenging or questioning the validity or effectiveness of such use or any such right, license or agreements and no Person has a right to a royalty or similar payment, or has any other rights, in respect of any such rights other than pursuant to the Contracts listed on Schedule 4.10. Neither the
                                                      --------
Company nor, to the knowledge of Seller, the other party or parties thereto, is in breach of any license of sublicense with respect to any item of Intellectual Property. The Company or its Subsidiaries owns or has the right to use pursuant to a valid license, sublicense, agreement or permission all items of Intellectual Property used in the operation of their business as presently conducted.

          4.25 Real Property.
               -------------

               (a) The Company does not own any real property. Schedule 4.25(a)
                                                               --------
lists and describes all real property (together with all Improvements thereon, the "Real Property") now used, operated or occupied by the Company and the name of the record owner thereof. For each parcel of Real Property listed on Schedule
                                                                        --------
4.25(a), the Company has made available to the Purchaser true and correct copies of the Real Property lease or sublease (each a "Real Property Lease") with respect to such Real Property. Each Real Property Lease is legal, valid, binding, enforceable and in full force and effect in all material respects, and the Company has not assigned, transferred, conveyed, mortgaged, deeded in trust or encumbered any interest in the leasehold or subleasehold. The Company enjoys peaceful and undisturbed possession of all Real Property leased by it, and the Company has fulfilled in all material respects all the obligations required to be performed by either of them through the date hereof with respect to each Real Property Lease.

               (b) The Company has received all required material approvals of Governmental Authorities (including Permits and material certificates of occupancy or other similar certificates permitting lawful occupancy of the Real Property) required in connection with the present use of the Real Property and all the Improvements thereon.

           (c) All the Real Property is supplied with utilities and other services necessary for the operation of such facilities as currently operated.

           (d) All Improvements, and all Fixtures and equipment and other tangible assets owned, leased or used by the Company on the Real Property are in good condition and repair in all material respects, subject to normal wear and tear.

           (e) The Company has not received notice of any special assessment relating to any Real Property or any portion thereof, and the Seller has no knowledge of any pending or threatened special assessment.

           (f) There is not now pending, or to the knowledge of the Seller, threatened, any eminent domain or condemnation proceeding affecting the Real Property or any portion thereof.

     4.26  European Community Concentration Threshold. For the fiscal year
           ------------------------------------------
ended December 31, 1999 the Company's and its Subsidiaries' combined aggregate Net Revenues derived from products sold or services rendered in each of any three European Community member countries did not exceed ECU 25 million per such member country.

     4.27  Governmental Authorities; Consents. Assuming the truth and
           ----------------------------------
completeness of the representations and warranties of Purchaser contained in this Agreement, no consent, approval or authorization of, or designation, declaration or filing with, any Governmental Authority or other third party is required on the part of Seller or the Company with respect to Seller's execution or delivery of this Agreement or any of the Ancillary Agreements or the consummation of the transactions contemplated hereby or thereby, except for approvals (a) under Antitrust Laws, (b) of the government of the United States of America and (c) of the Inspector of Strategic Products.

     4.28  No Pending Transactions. Except for the transactions
           -----------------------
contemplated by this Agreement, none of Seller, the Company or any of it Subsidiaries is a party to, bound by or the subject of any agreement, undertaking or commitment: (a) for the Company or any of its Subsidiaries to merge or consolidate with, or acquire all or substantially all of the property and assets of, any other Person or (b) to sell, lease or exchange all or substantially all of its property and assets of the Company or any of its Subsidiaries to any other Person.

     4.29  Full Disclosure. No representation or warranty made by Seller in this
           ---------------
Agreement, nor any document, exhibit, statement, certificate or schedule attached to this Agreement or delivered by Seller at the Closing to Purchaser in connection with the transactions contemplated hereby contains any untrue statement of material fact or omits to state any material fact necessary to make the statement contained herein not misleading.

                                  ARTICLE V.
                  REPRESENTATIONS AND WARRANTIES OF PURCHASER

           Purchaser hereby represents and warrants to Seller as follows, except as otherwise set forth on the Disclosure Schedule, which representations and warranties are, as of the date hereof, and will be, as of the Closing Date, true and correct:

          5.1  Organization of Purchaser. Purchaser is a corporation duly
               -------------------------
organized, validly existing and in good standing under the laws of the State of Delaware with full corporate power and authority to conduct its business as it is presently being conducted and to own and lease its properties and assets. Purchaser is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction where the character of its properties owned or leased or the nature of its activities make such qualification necessary, except where the failure to be so qualified or in good standing would not have a Material Adverse Effect on its business.

          5.2  Authorization. Purchaser has all requisite corporate power and
               -------------
authority, and has taken all corporate action necessary, to execute and deliver this Agreement and the Ancillary Agreements, to consummate the Transactions and to perform its obligations hereunder and thereunder. The execution and delivery of this Agreement and the Ancillary Agreements by Purchaser and the consummation by Purchaser of the Transactions have been duly approved by the board of directors of Purchaser. No other corporate proceedings on the part of Purchaser are necessary to authorize this Agreement and the Ancillary Agreements and the transactions contemplated hereby and thereby. This Agreement has been duly executed and delivered by Purchaser and is, and upon execution and delivery of the Ancillary Agreements, such Ancillary Agreements will be, legal, valid and binding obligations of Purchaser enforceable against it in accordance with its terms.

          5.3  No Conflict or Violation. Neither the execution, delivery or
               ------------------------
performance of this Agreement nor the consummation of the transactions contemplated hereby, nor compliance by Purchaser with any of the provisions hereof, violates any provision of, or will result in the breach of, any applicable law, rule or regulation of any governmental body, the certificate of incorporation, bylaws or other organizational documents of Purchaser, or any material agreement, indenture or other instrument to which Purchaser is a party or by which Purchaser may be bound, or of any order, judgment or decree applicable to any of them, or terminate or result in the termination of any such agreement, indenture or instrument, or constitute any event which, after notice or lapse of time or both, would result in any such violation, breach, acceleration, termination or result in a violation or revocation of any required license, permit or approval from any Governmental Authority or other third party.

          5.4  Governmental Authorities; Consents. Assuming the truth and
               ------------------------
completeness of the representations and warranties of Seller and the Company contained in this Agreement, no consent, approval or authorization of, or designation, declaration or filing with, any Governmental Authority or other third party is required on the part of Purchaser with respect to Purchaser's execution or delivery of this Agreement or the consummation of the transactions contemplated hereby, except for approvals (a) under Antitrust Laws, (b) of the United States Department of State and (c) of the Inspector of Strategic Products.

          5.5 Brokers' Fees. No broker, finder, investment banker or other
              -------------
Person is entitled to any brokerage fee, finders' fee or other commission for which Seller could become liable in connection with the transactions contemplated by this Agreement based upon arrangements made by Purchaser or any of its Affiliates.

                                  ARTICLE VI.
                              COVENANTS OF SELLER

          6.1  Conduct of Business.
               -------------------

               (a) From the date hereof through the Closing Date, Seller agrees that it shall, and shall cause the Company and its Subsidiaries, except as otherwise contemplated by this Agreement, as set forth on Schedule 6.1 or as
                                                          --------
consented to by Purchaser in writing, to operate their businesses in the ordinary course and consistent with past practice and not to take any action inconsistent with this Agreement. Without limiting the generality of the foregoing, unless consented to by Purchaser in writing, Seller shall cause the Company and its Subsidiaries not to, except as contemplated by this Agreement, take any of the actions set forth in clauses (i) through (xvii) below; provided, however, that the restrictions imposed upon the Company's Subsidiaries by operation of this Section 6.1 shall not apply to the Haaglunds Joint Venture, other than restrictions on the Company with respect to the Haaglunds Joint Venture and its ownership interest therein:

               (i) change or amend the articles of association or other organizational documents of BWS or its Subsidiaries;

               (ii) declare or pay any dividends, or make any distributions in respect of the Shares or other equity interests of the Company, or repurchase or redeem any of the Shares or other equity interests of the Company;

               (iii) issue or sell any shares of capital stock of the Company or any of its Subsidiaries or any other equity interest or any beneficial interest therein (including, without limitation, any options or warrants);

               (iv) enter into, extend, materially modify, terminate or renew any Contract of a type required to be listed on Schedule 4.10 other than in the
                                                --------
ordinary course of business;

               (v) sell, assign, transfer, convey, lease or otherwise dispose of any interest in the Real Property or any other material asset of the Company or any of its Subsidiaries other than sales of inventory in the ordinary course of business;

               (vi) except as otherwise required by Law or consistent with past practices, take any action with respect to the grant of any severance or termination pay (other than pursuant to policies or agreements of the Company as the case may be, in effect on the date hereof);

               (vii) make any change in the key management structure of the Company, including, without limitation, the hiring of additional officers or the terminations of existing officers;

               (viii) acquire by merger or consolidation with, or merge or consolidate with, or purchase substantially all of the assets of, or otherwise acquire any material assets or business of any other Person;

               (ix)   make any material loans or advances to any Person;

               (x)    make any material Tax election;

               (xi) fail to maintain any material asset in substantially its current state of repair, normal wear and tear excepted;

               (xii) make any material change in its accounting policies or practices;

               (xiii) make or agree to make aggregate capital expenditures in excess of 500,000 SEK;

               (xiv) waive, settle or release any claim or cause of action of the Company;

               (xv) declare or issue any bonus or other such payments, whether or not in the ordinary course of business, to any management or executive employees of Company or its Subsidiaries;

               (xvi)  alter, amend or in any way modify any Ancillary Agreement

               (xvii) enter into any agreement, or otherwise become obligated, to do any action prohibited hereunder;

          (b) Seller agrees that, prior to the Closing, it shall, and shall cause the Company to, use commercially reasonable efforts to (i) preserve substantially intact the business organization of the Company and its Subsidiaries, (ii) keep available to Purchaser the services of the key employees of the Company and its Subsidiaries and (iii) preserve the current relationships of the Company with the material customers and suppliers of, and other Persons which have significant business relationships with, the Company and its Subsidiaries subject in all cases to the exercise of reasonable business practice.

     6.2  Foreign Sales Agreements.  Seller shall use commercially reasonable
          ------------------------
efforts to take such actions as are specified on Schedule 6.2 with respect to
                                                 --------
each of the FSAs specified thereon.


     6.3  Antitrust Filings. In connection with the transactions contemplated
          -----------------
hereby, the Seller shall comply (and, to the extent required, shall cause the Company and its Subsidiaries or the Seller Affiliates, as applicable, to comply) with the notification and reporting requirements under all applicable Antitrust Laws and shall use their respective best efforts to obtain any consent required under and early termination of any applicable waiting period under such Antitrust Laws; provided, however, that in no event shall Seller or any of its Affiliates be required to sell or retain any of the assets of the Company or any of the Company's Subsidiaries to obtain such consent or early termination. Seller shall (and, to the extent required, shall cause the Company or its Affiliates to) substantially comply with any additional requests for information, including requests for production of documents and production of witnesses for interviews or depositions, by any Governmental Authority.

     6.4  No Solicitations. From the date hereof through the Closing Date,
          ----------------
Seller and the Company shall not, and shall not knowingly permit any of their Affiliates, officers, directors, employees, trustees, representatives and agents to, directly or indirectly, encourage, solicit, participate in or initiate discussions or negotiations with, or provide any information to, any Person or group of Persons (other than Purchaser or any of its Affiliates) concerning any merger, sale of assets, sale of shares of capital stock or similar transactions involving the Company or any of its Subsidiaries. Seller shall (a) immediately notify Purchaser (orally and in writing) if any discussions or negotiations are sought to be initiated, any inquiry or proposal is made with respect to the Company or any of its Subsidiaries or any of their respective assets or properties, and (b) in respect of the Company, include in such notification the terms of any such proposal or offer that it may receive with respect thereto (and provide Purchaser with a copy thereof in writing), including the identity of the soliciting party and (c) keep Purchaser informed with respect to the status of the foregoing.

          6.5  Notice to Purchaser. Seller will promptly notify Purchaser of any
               -------------------
circumstance, event or action by Seller, the Company or otherwise, that causes any representation or warranty made by Seller or the Company in this Agreement to be inaccurate or incomplete in any material respect or that may have a Material Adverse Effect and that has not been disclosed in the Disclosure Schedules.

          6.6  Consents; Reasonable Effort. Unless waived specifically in
               ---------------------------
writing by Purchaser, Seller will use commercially reasonable efforts to obtain in writing any consents of any Governmental Authority or other third party (pursuant to any Material Contract, Permit or otherwise) necessary for the consummation of the Transactions, in each case, in a form reasonably acceptable to Purchaser and its counsel.

          6.7  Inspections. Prior to the Closing, Seller and the Company shall
               -----------
provide Purchaser and its representatives (including, without limitation, its engineers, surveyors, attorneys and accountants), reasonable access during normal business hours to the Real Property and other assets of the Company and its Subsidiaries. At all times prior to Closing, Purchaser and its representatives, upon reasonable prior notice to the Company shall have the right to have access to the Company's and its Subsidiaries' employees, agents and representatives to review all Books and Records of the Company, including all the Real Estate Records, to enter onto the Real Property, and to inspect, examine and survey the Real Property or for any other reasonable business purpose; provided that such access shall be given in such a manner so as not to unreasonably interfere with the conduct of the business of the Company and its Subsidiaries. Neither the Seller nor the Company shall be required to violate any Law or any order from any Governmental Authority to comply with the provisions of this Section 6.7 (including any Antitrust Law restricting the
                   -------
disclosure of the price and other terms of any pending or future bid, if the provision of such information to Purchaser could reasonably be deemed to be collusion or price fixing in violation of such Antitrust law). For the purposes of this Section 6.7, the Subsidiaries of the Company shall not include the Haaglunds Joint Venture.

          6.8  Financial Statements. Within 30 days after the end of each
               --------------------
calendar month, the Company shall provide Purchaser with monthly financial statements, including a balance sheet of the Company as of the last Business Day of such month and the related income statement with respect to such period. Such interim financial statements shall (a) be in accordance with the Books and Records of the Company, (b) be prepared in accordance with GAAP and the Accounting Principles consistently applied throughout the periods covered thereby (except for the absence of footnotes and other presentation items and normal year end adjustments, which individually and in the aggregate will not be material) and (c) present fairly and accurately in accordance with GAAP the assets, liabilities (including, without limitation, all reserves) and financial condition of the Company as of the respective dates thereof and the results of operations for the periods covered thereby. The Company shall not be required to violate any Law or any order from any Governmental Authority to comply with the provisions of this Section 6.8.

          6.9  Section 338 Election. Seller acknowledges that Purchaser has the
               --------------------
right to make an election pursuant to Section 338(g) of the Internal Revenue Code of 1986, as amended (the "Code"), with respect to the acquisition of the stock of the Company and represents that the Company is not and was not a "controlled foreign corporation," a "passive foreign investment company" or a foreign personal holding company", as each such term is defined in the Code, at any time during the portion of the Company's taxable year that ends on the Closing Date. In the event Purchaser determines that it intends to make such an election, Purchase shall so notify Seller. Within 30 days of the date of Purchaser's notice to Seller, Seller shall cause PricewaterhouseCoopers to review the tax consequences of such election to determine whether such election would result in any material tax liability to Seller and its Subsidiaries. If PricewaterhouseCoopers determines that such a material tax liability will result it shall deliver a written opinion stating its determination on or prior to the end of such 30 day period. Purchaser agrees to pay the reasonable fees of PricewarterhouseCoopers with respect to such determination and for the preparation and delivery of such opinion , if any. If Seller fails to deliver to Purchaser such opinion within such 30-day period, then Purchaser shall be free to make the election without any further obligation to Seller. If Seller delivers such opinion to Purchaser within such 30-day period, then Purchaser may make the election; provided, however, that Purchaser shall indemnify Seller for all material tax liabilities incurred by Seller or its Subsidiaries as a result of Purchaser's election.

                                 ARTICLE VII.
                            COVENANTS OF PURCHASER

          7.1  Antitrust Filings. In connection with the transactions
               -----------------
contemplated by this Agreement, Purchaser shall comply (and, to the extent required, shall cause its Affiliates to comply) with the notification and reporting requirements of the all applicable Antitrust Laws and shall use its reasonable best efforts to obtain any consent required under an early termination of any waiting periods under such Antitrust Laws; provided, however,
                                                              --------  -------
in no event shall Purchaser or its Affiliates be required to divest or hold separate any of their assets or agree to the Company or its Subsidiaries divesting or holding any of their respective assets separately. Purchaser shall (and, to the extent required, shall cause its Affiliates to) substantially comply with any additional requests for information, including requests for production of documents and production of witnesses for interviews or depositions, by any Governmental Authority.

          7.2  Notice to Seller and the Company. Purchaser will promptly notify
               -------------------------------
Seller and the Company of any circumstance, event or action by Purchaser or otherwise, that causes any representation or warranty made by Purchaser in this Agreement to be inaccurate or incomplete in any material respect or that may have a Material Adverse Effect and that has not been disclosed in the Disclosure Schedules.

          7.3  State Department Approval. Purchaser shall use commercially
               -------------------------
reasonable efforts to obtain the final approval of the United States Department of State with respect to the transactions contemplated hereby.

                                 ARTICLE VIII.
                       COVENANTS OF SELLER AND PURCHASER

          8.1  Confidentiality.
               ---------------

               (a) Except (i) for any governmental filings required in order to complete the transactions contemplated hereby or by the Ancillary Agreements,
(ii) as Purchaser, the Seller may agree or consent in writing and (iii) as provided in Section 12.12, all information received by Purchaser, the Company or
            -------
Seller and their respective representatives pursuant to the terms of this Agreement or otherwise heretofore provided to the receiving party in connection with the transactions contemplated hereby shall be kept in confidence by the receiving party and its representatives and shall not be used in any manner by such party or its representatives except in connection with its performance or preparing to perform under this Agreement; provided, however, that any party hereto may disclose such information to its legal and financial advisors, lenders, financing sources and their respective legal advisors and representatives so long as such Persons agree to maintain the confidentiality of such information in accordance with this Section 8.1. Following the Closing,
                                         -------
Seller shall not, and shall cause its Affiliates not to, use or disclose to any Person any confidential or proprietary information of the Company or the Hagglunds Joint Venture. If the transactions contemplated hereby shall fail to be consummated, all copies of documents or extracts thereof containing information and data as to one of the other parties, including all information prepared by the receiving party or such receiving party's representatives, shall be turned over to the party furnishing same, except that such information prepared by the receiving party or such receiving party's representatives may be destroyed at the option of the receiving party, with notice of such destruction (or return) to be confirmed in writing to the disclosing party. Any information not so destroyed (or returned) will remain subject to these confidentiality provisions (notwithstanding any termination of this Agreement).

               (b) The foregoing confidentiality provisions shall not apply to such portions of the information received which (i) are or become generally available to the public through no action by the receiving party or by such party's representatives, (ii) are required to be disclosed by judicial or administrative process or by other requirements of Law, or (iii) are or become available to the receiving party on a nonconfidential basis from a source, other than the disclosing party or its representatives, which the receiving party believes, after reasonable inquiry, is not prohibited from disclosing such portions to it by a contractual, legal or fiduciary obligation, and shall not apply to any disclosure by Purchaser or the Company after the Closing.

          8.2  Cooperation and Records Retention. After the Closing Date, Seller
               ---------------------------------
shall (a) provide the Company with such assistance as may reasonably be requested by it in connection with the preparation of any return, audit, or other examination by any taxing authority or judicial or administrative proceedings relating to liability for any taxes, (b) provide the Company with any records or other information that may be relevant to such return, audit or examination, proceeding or determination, and (c) provide the Company with any final determination of any such audit or examination, proceeding, or determination that affects any amount required to be shown on any tax return for any period. Without limiting the generality of the foregoing, Seller shall retain, until the applicable statutes of limitations (including any extensions) have expired, copies of all tax returns, supporting work schedules, and other records or information that may be relevant to such returns for all tax periods or portions thereof ending on or before the Closing Date.

          8.3  India Guarantee Agreement. Prior to the Closing, Purchaser and
               -------------------------
Seller shall negotiate in good faith Exhibit B to the India Guarantee Agreement, a copy of which agreement (except for Exhibit B) is attached as Annex A hereto and each of Purchaser and Seller shall execute a copy of such Agreement at the Closing.

                                  ARTICLE IX.
                           CONDITIONS TO OBLIGATIONS

          9.1  Conditions to Obligations of Purchaser and Seller. The
               -------------------------------------------------
obligations of Purchaser and Seller to consummate, or cause to be consummated, the transactions contemplated hereby are subject to the satisfaction of the following conditions, any one or more of which may be waived in writing by such parties:

               (a) All material permits, approvals, clearances, and consents of, and all filings with, Governmental Authorities (including approvals under all applicable Antitrust Laws and the approval of the Inspector of Strategic Products and the United States Department of State) in all applicable jurisdictions required to be procured by Purchaser, Seller or the Company in connection with the transactions contemplated hereby shall have been procured or filed and all applicable waiting periods in connection therewith shall have expired or been terminated.

               (b) There shall not be in force any order or decree, statute, rule or regulation nor shall there be on file any complaint by a Governmental Authority seeking an order or decree, restraining, enjoining or prohibiting the consummation of the transactions contemplated hereby or by the Ancillary Agreements and none of Purchaser, Seller or the Company shall have received notice from any Governmental Authority that it has determined to institute any suit or proceeding to restrain or enjoin the consummation of the transactions contemplated hereby or by the Ancillary Agreements or to nullify or render ineffective this Agreement or any of the Ancillary Agreements if consummated, or to take any other action which would result in the prohibition or a material change in the terms of the transactions contemplated hereby or by the Ancillary Agreements.

               (c) Seller shall have delivered a certified set of Disclosure Schedules and either (i) Purchaser shall not have delivered to Seller a written notice objecting to such Disclosure Schedules in accordance with Section 2.6 or
(ii) any such objection shall have been resolved or withdrawn in a manner mutually satisfactory to each of Purchaser and Seller.

          9.2  Conditions to Obligations of Purchaser. The obligations of
               --------------------------------------
Purchaser to consummate, or cause to be consummated, the transactions contemplated hereby are subject to the satisfaction of the following additional conditions, any one or more of which may be waived in writing by Purchaser:

               (a) Each of the representations and warranties of Seller contained in this Agreement shall be true and correct in all material respects both on the date hereof and as of the Closing, as if made at and as of that time, and each of the covenants and agreements of Seller to be performed as of or prior to the Closing shall have been duly performed in all material respects.

               (b) Seller shall have delivered to Purchaser a certificate signed by Seller, dated as of the Closing Date, certifying that, the conditions specified in Section 9.1, as they relate to Seller and the Company, and Section
             -------                                                    -------
9.2 have been fulfilled.

               (c) Any consent required for the consummation of the transactions contemplated hereby under any Material Contract or for the continued enjoyment by the Company or its Subsidiaries party thereto of the benefits of any such Material Contract after the Closing shall have been obtained.

               (d) There shall not have occurred any material adverse change in the business, assets, liabilities, condition (financial or otherwise), results of operation or prospects of the Company.

               (e)  All Persons listed on Schedule 9.2(e) who are members of the
                                          --------
Board of Directors of the Company shall have resigned such directorships, effective as of the Closing Date upon acceptance by Purchaser.

               (f) Purchaser shall have received an opinion, dated as of the Closing Date, from counsel to Seller, in a form reasonably satisfactory to Purchaser and its counsel.

               (g) Seller and the Company shall have delivered all assignments, consents, approvals and other documents, certificates and instruments to be delivered by the Seller according to this Agreement to the Purchaser

               (h) The form of all actions, proceedings, instruments and documents required to consummate the transactions contemplated hereby shall be satisfactory in all reasonable respects to Purchaser and its counsel.

               (i) None of Seller, its Subsidiaries or the Company shall have amended any of the Ancillary Agreements as in effect as of the date hereof without the prior written consent of Purchaser.

               (j) Seller shall have delivered to Purchaser the certificate evidencing the floating charge against the assets of the Company or shall otherwise provide evidence of its cancellation as is reasonably acceptable to Purchaser and its counsel .

               (k) Seller and the Purchaser shall have agreed on the form of Exhibit B to the India Guarantee Agreement and Seller shall have executed and delivered a copy of such Agreement to Purchaser.

          9.3  Conditions to the Obligations of Seller. The obligations of
               ---------------------------------------
Seller to consummate the transactions contemplated hereby are subject to the satisfaction of the following additional conditions, any one or more of which may be waived in writing by Seller:

               (a) Each of the representations and warranties of Purchaser contained in this Agreement shall be true and correct in all material respects both on the date hereof and as of the Closing, as if made anew at and as of that time, and each of the covenants and agreements of Purchaser to be performed as of or prior to the Closing shall have been duly performed in all material respects.

               (b) Purchaser shall have delivered to Seller and the Company a certificate signed by an officer of Purchaser, dated as of the Closing Date, certifying that, the conditions specified in Section 9.1, as they relate to
                                             -------
Purchaser, and Section 9.3 have been fulfilled.
               -------

               (c) The form and substance of all actions, proceedings, instruments and documents required to consummate the transactions contemplated hereby shall be reasonably satisfactory in all respects to Seller and Seller's counsel.

               (d) FPG shall have released Seller from any obligation under the Pension Guarantee.

               (e) Seller shall have been unconditionally released from each of the Performance Guarantees, or with respect to any Performance Guarantees for which it shall not have been unconditionally released, Seller shall have received a guarantee from Purchaser with respect to Seller's obligations thereunder in a form reasonably acceptable to each of Purchaser and Seller.

               (f) Purchaser shall have obtained a statement from the U.S. Department of State on behalf of the United States government reasonably satisfactory to Seller to the effect that, upon compliance with the provisions regarding the cordoning off of BWS's activities related to India as set forth in that certain letter from Purchaser to the U.S. Department of State dated as of June 8, 2000, the U.S. Government will not affect BWS's business activities related to India.

               (g) The Company shall have executed the Escrow Agreement and shall have wired to the Escrow Agent the initial amount to be held in the Escrow Account in accordance with Section 11.7(b).

               (h) Seller and the Purchaser shall have agreed on the form of Exhibit B to the India Guarantee Agreement and Purchaser shall have executed and delivered a copy of such Agreement to Seller.

                                  ARTICLE X.
                                  TERMINATION

          10.1 Termination.  This Agreement may be terminated as follows:
               -----------

               (a) By mutual written consent of the parties at any time prior to the Closing.

               (b) Prior to the Closing, by written notice to Seller from Purchaser, (i) in the event of a material breach of this Agreement by the Company or the Seller if such breaching party fails to cure such breach within ten (10) Business Days following notification thereof by the Purchaser, (ii) if the Closing has not occurred on or before October 31, 2000 and Purchaser is not in material breach of a representation, warranty, covenant or agreement or (iii) if consummation of the Transactions is enjoined, prohibited or otherwise restrained by the terms of a final, non-appealable order or judgment of a court of competent jurisdiction.

                (c) Prior to the Closing, by written notice to Purchaser from Seller, (i) in the event of a material breach of this Agreement by Purchaser, if Purchaser fails to cure such breach within ten (10) Business Days following written notification thereof by Seller or the Company, (ii) if the Closing has not occurred on or before October 31, 2000 and Seller is in material breach of a representation, warranty, covenant or agreement of either Seller or the Company or (iii) if consummation of the Transactions is enjoined, prohibited or otherwise restrained by the terms of a final, non-appealable order or judgment of a court of competent jurisdiction.

          10.2  Effect of Termination. In the event of termination of this
                ---------------------
Agreement pursuant to Section 10.1, this Agreement shall forthwith become void
                      -------
and have no effect, without liability on the part of any party hereto or their respective Affiliates, officers, directors or stockholders, other than liability of Seller, or Purchaser as the case may be, for any misrepresentation contained herein, or any breach of this Agreement occurring prior to such termination. The provisions of Section 10.1 and this Section 10.2 shall survive any termination
              -------               -------
of this Agreement.

          10.3  Risk of Loss. If any material portion of the assets of the
                ------------
Company or its Subsidiaries (the "Assets") is destroyed or damaged by fire or any other cause on or prior to the Closing Date, the Seller shall give written notice to Purchaser as soon as practicable after, but in any event within five
(5) calendar days of, discovery of such damage or destruction, including specification of the amount of insurance, if any, covering such Assets and the amount, if any, that Seller or the Company are otherwise entitled to receive as a consequence of such damage or destruction. Prior to the Closing, Purchaser shall have the option, which shall be exercised by written notice to the Company within fifteen (15) Business Days after receipt of the Company's notice or if there are not fifteen (15) Business Days prior to the Closing Date, as soon as practicable prior to the Closing Date, of (a) accepting such Assets in their destroyed or damaged condition in which event Purchaser shall be entitled to the proceeds of any insurance or other proceeds payable with respect to such loss, or the cash equivalent thereof, and subject to Article XII, to such
                                               -----------
indemnification for any uninsured portion of such loss pursuant to Article XII,
                                                                   -----------
and the full Closing Cash Consideration shall be paid to Seller at the Closing,
(b) if agreed by Seller, excluding such Assets from this Transactions, in which event the Closing Cash Consideration shall be reduced by the amount allocated to such Assets, as mutually agreed between the parties, or (c) after providing Seller and the Company with a reasonable opportunity to cure, terminating this Agreement in accordance with Article X, if such damage or destruction has a
                             ---------
Material Adverse Effect or results in any representation or warranty of Seller contained herein being untrue in any material respect. Solely for purposes of this Section 10.3, "Subsidiaries" shall not include the Hagglunds Joint Venture.

                                  ARTICLE XI.
             POST CLOSING OBLIGATIONS; SURVIVAL OF REPRESENTATION

          The parties covenant and agree as follows with respect to the period subsequent to the Closing Date:

          11.1 Indemnification.
               ---------------

               (a)  Purchaser's Right to Indemnification. Seller undertakes and
                    ------------------------------------
agrees subject to the terms and conditions of this Agreement to indemnify and hold harmless Purchaser, its stockholders, Affiliates, successors and assigns and their respective directors, officers, employees, shareholders, representatives and agents (hereinafter referred to collectively as "Purchaser Indemnitees") from and against and in respect of any and all losses, costs, liabilities, claims, obligations, damages and expenses, including reasonable attorneys' fees (together "Claims"), incurred or suffered by a Purchaser Indemnitee arising from or relating to (i) any breach, misrepresentation, or other violation of any of the Seller's covenants, warranties or representations contained in this Agreement; (ii) any Pre-Closing Environmental Matters; (iii) any Claim by Hagglunds or its Affiliates relating to any default by the Company under any agreement with respect to the Hagglunds Joint Venture, including any Claim with respect to the respective work shares of BWS and Hagglunds with respect thereto, to the extent that such Claim relates to work performed or revenue accrued prior to the Closing Date; (iv) sales pursuant to the supply Contract and/or license agreements between the president of India and AB Bofors each dated as of March 24, 1986 to the extent such Claim arises from actions or obligations of Celsius, its Affiliates or their representatives; (v) the operation of the business of CWS, whether before, on or after the Closing Date, including the transfer of shares of the capital stock of CWS to Seller; or (vi) any and all actions, suits, proceedings, claims demands, assessments, judgments, costs and expenses incident to any of the foregoing or incurred to oppose the imposition thereof, or in enforcing this indemnity; together with interest at the Prime Rate (as defined below) on any such Claim from the date of incurrence by such Purchaser Indemnitee(s) until the date of reimbursement by Seller. "Prime Rate" shall mean the prime rate as published in the Money Rates column of the Eastern Edition of the Wall Street Journal (or the average of such rates if more than one rate is indicated), in effect on the date of incurrence of such Claim.

               (b)  Seller's Right to Indemnification. Purchaser undertakes and
                    ---------------------------------
agrees to indemnify, defend by counsel reasonably acceptable to Seller and hold harmless Seller, its representatives and agents (hereinafter referred to collectively as "Seller Indemnitees") from and against and in respect of any and all Claims arising from or relating to (i) a breach, misrepresentation, or other violation of any of Purchaser's covenants, warranties and representations contained in this Agreement; and (ii) any and all actions, suits, proceedings, claims, demands, assessments, judgments, costs and expenses, incident to any of the foregoing or incurred to oppose the imposition thereof; together with interest at the Prime Rate on any such claim from the date of incurrence by such Seller Indemnitee(s) to the date of reimbursement by Purchaser.

               (c)  Conduct of Proceedings. If any claim or proceeding covered
                    ----------------------
by the foregoing agreements to indemnify and hold harmless shall arise, the party who seeks indemnification (the "Indemnified Party") shall give written notice thereof to the other party (the "Indemnitor") promptly after the Indemnified Party learns of the existence of such claim or proceeding; provided, however, that the Indemnified Party's failure to give the Indemnitor prompt notice shall not bar the Indemnified Party's right to indemnification unless such failure has materially prejudiced the Indemnitor's ability to defend the claim or proceeding, (i) take control of the defense and investigation of such claim or proceeding, (ii) employ and engage attorneys of its own choice (subject to the approval of the indemnified party, such approval not to be unreasonably withheld) to handle and defend the same, at the indemnifying party's sole cost, risk and expense, and (iii) compromise or settle such claim, which compromise or settlement shall be made only with the written consent of the Indemnified Party; provided that the Indemnitor shall not have the right to control the defense of any such claim or proceeding unless it has acknowledged in writing its obligation to indemnify the Indemnified Party fully from all liabilities incurred as a result of such claim or proceeding and then and periodically thereafter provides the Indemnified Party with reasonably sufficient evidence of the ability of the Indemnitor to satisfy any such liabilities. The parties will fully cooperate in any such action, and shall make available to each other any books or records useful for the defense of any such claim or proceeding. If the Indemnitor fails to acknowledge in writing its obligation to defend against or settle such claim or proceeding within twenty
(20) days after receiving notice thereof from the Indemnified Party (or such shorter time specified in the notice as the circumstances of the matter may dictate), the Indemnified Party shall be free to dispose of the matter, at the expense of the Indemnitor, in any way in which the Indemnified Party deems to be in its best interest. All payments made pursuant to Section 11.1 of this Agreement or pursuant to any other claim for indemnification hereunder shall be treated as an adjustment to the Purchase Price.

               (d)   Limitations on Indemnification. Notwithstanding anything to
                     ------------------------------
the contrary in this Section 11.1:
                     -------

                     (i) An Indemnifying Party shall have no indemnity obligations under this Section 11.1 with respect to any Claims for breaches of
                       -------
representations or warranties in this Agreement until the aggregate amount of all Claims against such Indemnifying Party exceeds Five Million (5,000,000) SEK, at which time the full amount of all Claims against such Indemnifying Party shall be due without regard to such threshold amount;

                     (ii) In no event shall either Party's indemnity obligations under this Section 11.1 with respect to any Claims for breaches of
                       -------
representations or warranties in this Agreement, except for the representations set forth in Section 4.3, exceed Twenty Million (20,000,000) SEK plus the amount
             -------
received by Seller pursuant to Sections 2.2(b) and (c) hereof;
                               --------

                    (iii) In no event shall either Party's indemnity obligations under this Section 11.1 with respect to any Claims for breaches of
                       -------
representations or warranties in this Agreement apply to any Claim first asserted after the applicable survival period set forth for such Claim in
Section 11.3;
-------

                    (iv) In no event shall Seller's indemnity obligations under this Section 11.1 with respect to any Claims for breaches of the
           -------
representations or warranties in Section 4.3 of this Agreement exceed the Total
                                 -------
Consideration agreed to be paid to Seller.

                    (v)    The Seller's indemnity obligations under this Section
                                                                         -------
11.1 with respect to any Claims (x) for breaches of the representations and warranties of the Seller in

Section 4.21 of this Agreement or (y) pursuant to Section 11.1(a)(ii), shall not
-------
apply if and to the extent the Claim arises out of or in connection with (A) any voluntary remedial actions taken by Purchaser or Purchaser's successor in interest, which actions are not reasonably necessary to comply with any order of any Governmental Authority in order to comply with Environmental Laws or (B) to the extent that Purchaser takes any action to use the Real Property or any real property owned or used by any Minority Subsidiary for any purpose not reasonably related to the business of the Company and its Subsidiaries as such business is conducted from time to time hereafter; provided, however, Seller acknowledges
                                       --------  -------
that the Company does not control the Minority Subsidiaries and Seller shall not be released from its obligations if the other shareholders of the Minority Subsidiaries cause the Minority Subsidiary to sell the property or to otherwise change the use of such property.

                    (vi) In no event shall Seller's indemnity obligations under this Section 11.1 extend to any Claims for indirect or consequential
           -------
losses other than indirect or consequential losses claimed by any third party for which any Purchaser Indemnitee is entitled to indemnification hereunder.

                    (vii) The amount of any indemnity obligation of Seller under this Section 11.1 shall be net of the amount of any reserve on the Closing
           -------
Balance Sheet with respect to the Claim giving rise to such obligation.

                    (viii) If any Claim giving rise to an indemnity obligation under this Section 11.1 gives rise to a currently realizable Tax Benefit (as
           -------
defined below) to the party making such Claim, the amount of such indemnity obligation shall be reduced by the amount of the Tax Benefit available to the party making the Claim. For purposes of this Section 11.1(d)(viii), a "Tax Benefit" means an amount by which the tax liability of the party is reduced (including, without limitation, by deduction, reductions of income by virtue of increased tax basis or otherwise, entitlement to refund, credit or otherwise) plus any related interest received from the relevant taxing authority. Where a
----
party has other losses, deductions, credits or items available to it, the Tax Benefit from any losses, deductions, credits or items relating to the Claims shall be deemed to be realized only after the utilization of such other losses, deductions, credits or items. For the purposes of this Section 11.1(d)(viii), a Tax Benefit is "currently realizable" to the extent it can be reasonably anticipated that such Tax Benefit will be realized in the current taxable period or year or in any tax return with respect thereto or in any taxable period or year prior to the date of the Claim. In the event that there should be a determination disallowing the Tax Benefit, the indemnifying party shall be liable to refund to the indemnified party the amount of any related reduction previously allowed or payments previously made to the indemnifying party pursuant to this Section 11.1(d)(viii).

               (e)  Indemnification Sole Remedy. After the Closing Date, the
                    ---------------------------
right to indemnification under this Article XI, subject to the limitations set
                                    -------
forth in Section 11.1(d), shall be the exclusive remedy of any party in
         -------
connection with any breach by another party of its representations, warranties, or covenants or any other default under this Agreement, and neither party shall make or assert any claim under this Agreement or related to the transactions contemplated by this Agreement (but not the Ancillary Agreements), regardless of the form of action, except under and in accordance with this Article XI,
                                                             -------
provided that this shall not affect the right (a) of Purchaser to make a claim for specific performance as provided in Section 12.14, or (b)
                                        -------
of either party to make a claim for damages arising from the other party's willful misrepresentation or willful misconduct up to a limit of the total amount paid to Seller under this Agreement.

                (f) Any payment under this Article XI shall be treated by the parties as an adjustment to the Total Consideration for tax purposes.

          11.2  Survival of Representations. The representations and warranties
                ---------------------------
contained herein shall survive for two (2) years after the Closing without limitation and without regard to any investigation made by any of the parties hereto; provided, however, that the representations and warranties made by the Company and Seller in Sections 4.3, 4.12 and 4.21 shall survive until 90 days
                      --------
after the termination of the applicable statute of limitations (as extended or tolled), but shall in no way survive longer than ten (10) years after the Closing.

          11.3  Rights of Set-Off. Any Claims by Purchaser against Seller
                -----------------
pursuant to Section 11.1 above are subject to any the following rights of set-
            -------
off or payment, at the option of Purchaser in its sole discretion:

                (a)  Reduction of Post-Closing Adjustment. Any payment owed by
                     ------------------------------------
Purchaser to Seller pursuant to Section 2.4 is subject to reduction for any
                                -------
Claims pursuant to Section 11.1 above. Any such adjustment is intended as, and
                   -------
shall be treated by the parties as, an adjustment to the Total Consideration.

                (b)  Reduction of Earn-Out. Any payment owed by Purchaser to
                     ---------------------
Seller pursuant to Section 2.2(b) or (c) is subject to reduction for any Claims
                   -------
pursuant to Section 11.1 above. Any such adjustment is intended as, and shall be
            -------
treated by the parties as, an adjustment to the Total Consideration.

                (c)  Reduction of Pension Refund. Reduction of Earn-Out. Any
                     ---------------------------  ---------------------
payment owed by Purchaser to Seller pursuant to Section 11.4 is subject to
                                                -------
reduction for any Claims pursuant to Section 11.1 above. Any such adjustment is
                                     -------
intended as, and shall be treated by the parties as, an adjustment to the Total Consideration.

          11.4  Pension Refund. In the event that the Company receives a refund
                --------------
from SPP (whether in cash or in the form of a credit by SPP which may be applied by the Company against the obligation to make future payments to SPP), to the extent such refund is not accrued on the Closing Balance Sheet, the Company shall promptly pay to Seller an amount equal to such refund (net of any Taxes the Company must pay thereon) to the extent such refund relates to any payment made to SPP by the Company prior to the Closing Date; provided, however, in the event such refund is issued in the form of a credit, the Company shall not be required to pay such amount to Seller until the earliest date on which the obligation against which such credit may be applied is due and payable by the Company.

          11.5  Hagglunds Joint Venture. With respect to all orders received by
                -----------------------
the Hagglunds Joint Venture for products or services related to the Combat Vehicle 90 program following the Closing Date, Purchaser shall cause the Company to comply in all material respects with the detailed sharing of work tasks between Hagglunds and the Company set forth in Appendix 1 of the Consortium Agreement between HB, Bofors and Hagglunds Regarding the Combat

Vehicle 90, and shall in no event make any claim to Hagglunds that the workload with respect to such future orders is required to be shared on a 50/50 basis notwithstanding the fact that the allocation of work tasks with respect to such order would result in the Company being entitled to less than fifty percent (50%) of the workshare with respect to such order if allocated in accordance with such Appendix 1.

          11.6  Skaana Receivable. In the event that the long-term account
                -----------------
receivable owed by Skaana to the Company has not been paid in full on or before May 31, 2001, Purchaser or the Company may provide written notice to Seller specifying the amount which remains unpaid as of the date of such notice (the "Unpaid Skaana Receivable Amount"). Seller shall within thirty (30) days thereafter pay to the Company any such Unpaid Skaana Receivable Amount and the Company shall assign such account receivable to Seller or its designee. In the event that after receiving payment of the full Unpaid Skaana Receivable Amount from Seller, the Company thereafter receives any amount from Skaana on account of such receivable, it shall pay such amount to Seller.

          11.7  Seller Guarantees.
                -----------------

                (a) Prior to the Closing, Seller, the Company and Purchaser shall (i) use commercially reasonable efforts to obtain an unconditional release of Seller for its obligations under the performance guarantees set forth on
Schedule 11.7(a) hereto (the "Performance Guarantees") from each of the beneficiaries thereof which release shall be effective as of the Closing Date and which commercially reasonable efforts by Purchaser shall include an offer by Purchaser to enter into performance guarantees in favor of such beneficiaries effective as of the Closing on substantially similar terms as the Performance Guarantees and (ii) use commercially reasonable efforts to obtain an unconditional release of Seller from its guarantee in favor of FPG dated as of March 26, 1999 (the "Pension Guarantee") and to cause the Company to assume any obligations thereunder or otherwise provide security arrangements satisfactory to FPG with respect to the Company's obligations guaranteed thereby. Seller shall, and shall cause the Company to, use commercially reasonable efforts to structure security arrangements for advanced payments received by the Company after the date hereof so that Seller and its Affiliates (other than the Company) are not guarantors thereof and shall notify the Purchaser prior to entering into any such arrangement after the date hereof.

          (b) At the Closing, the Company shall deposit with a financial institution or trust company, mutually acceptable to Purchaser and Seller, (the "Escrow Agent"), an amount equal to the lesser of (x) 50% of an amount equal to
(A) the aggregate stated maximum amount for which Seller may have any obligation as of the Closing Date of each of the guarantee obligations, performance bonds and/or letters of credit set forth on Schedule 11.7(b) (collectively, the "Financial Obligations") minus (B) the Retained Obligations Adjustment Amount
                         -----
and (y) 160,000,000 SEK plus 50% of any guarantee obligations, performance bonds
                        ----
and/or letters of credit issued by or on behalf of Seller after the date hereof and prior to the Closing Date to guarantee repayment by the Company of any cash advance payment received by the Company as of the Closing Date ("Post-Signing Financial Obligations"), to be held in escrow (the "Escrow Account") and invested in accordance with the terms of this Section 11.7(b) and an escrow
                                              -------
agreement in a form to be agreed upon by Purchaser and Seller prior to the Closing Date (the "Escrow Agreement"); provided, however, that in no event shall the amount retained in escrow be less than the aggregate amount of Financial Obligations for which Seller remains liable under the

Financial Obligations identified on Schedule 11.7(b) as B-48, B-84, BWS-32, BWS-54, BWS-55, BWS-56 and BWS-57. Notwithstanding the foregoing, the Company shall use commercially reasonable efforts to minimize the amount of any Post-Signing Financial Obligations and to issue any letters of credit and/or performance bonds required with respect to any cash advance payment received by the Company after the date hereof by or on behalf of the Company. The Retained Obligations Adjustment Amount shall mean Sixty-One Million (61,000,000) SEK. Purchaser shall cause the Company to take such actions as are reasonably necessary under Swedish Law to grant and perfect a first priority security interest in the Escrow Account in favor of Seller as security for the Company's obligations under this
Section 11.7.

               (c) Both before and after the Closing, Purchaser, the Company and Seller shall cooperate and use their respective commercially reasonable efforts to cause each of the Financial Obligations and the Post-Signing Financial Obligations to be replaced by performance bonds and/or letters of credit issued for the account of the Company as soon as possible but in any event on or prior to December 31, 2002; provided, however in no event shall such
                                        --------  -------
commercially reasonable efforts by Purchaser be deemed to require Purchaser to guarantee or otherwise incur any obligation (contingent or otherwise) with respect to such liabilities or to grant any concession or pay any amount to the holder of such guarantee as a condition thereof; provided, further, Seller
                                                 --------  -------
acknowledges that such releases will require action by third parties, and it shall not be a breach of this subsection (c) if such third party is unwilling to grant such release. If any such Financial Obligations and Post-Signing Financial Obligations are not so replaced, following the Closing, the Company shall indemnify Seller for any amounts actually paid by Seller in respect of such Financial Obligations or Post-Signing Financial Obligations except to the extent such amount is required to be paid as a result of any breach of any representation and warranty set forth in Article III of this Agreement. In the
                                         -------
event that Seller is required to pay any amount with respect to such Financial Obligations or Post-Signing Financial Obligations, Seller shall provide written notice to Purchaser and the Company, which notice shall specify the date of such payment by Seller, the amount of such payment and contain copies of any correspondence with respect thereto. The Company shall within ten (10) Business Days after receipt of such written notice pay the amount specified in such notice to Seller or provide written notice of the facts and circumstances constituting such breach of representation and warranty (an "Objection Notice"). In the event that the Company does not pay such amount or deliver an Objection Notice on or before such tenth (10th) Business Day, Seller shall be entitled to be paid such amount from the Escrow Account by providing written notice to the Escrow Agent in accordance with the terms of the Escrow Agreement and the Company shall within ten (10) Business Days thereafter be required to pay such amount into Escrow so that the total amount in the Escrow Account equals the Required Escrow Amount (as defined below).

               (d) If on the later to occur of (i) December 31, 2001 and (ii) one year after the Closing Date, the amount of all Financial Obligations exceeds the amount then in the Escrow Account, the Purchaser shall deposit such additional amount in the Escrow Account as may be necessary so that the amount held in the Escrow Account equals the amount of such Financial Obligations.

               (e) In the event that at any time after the Closing Date the amount then in the Escrow Account exceeds the amount of all Financial Obligations then outstanding, the Escrow Agreement shall provide that such excess amount shall be paid to the Company. Thereafter, the

Escrow Agreement shall provide that as the aggregate amount of Financial Obligations decreases, such that the amount held in the Escrow Account exceeds the aggregate amount of Financial Obligations outstanding such excess amount shall be distributed to the Company until such time as the Financial Obligations equal zero. So long as the aggregate amount of all Financial Obligations exceeds the amount in the Escrow Account, the Company shall not declare or pay any dividend of cash or other assets of the Company to the Purchaser or its Subsidiaries. At any time hereafter, the Company may substitute a letter of credit in form and substance reasonably satisfactory to Seller for all or any portion of the Required Escrow Amount by delivering such letter of credit to the Escrow Agent who shall distribute from the Escrow Account in exchange therefor an amount of cash equal to the face amount of such letter of credit.

               (f) The Company shall reimburse Seller for the actual out of pocket expense incurred to any third party with respect to any Financial Obligations and the Post-Signing Financial Obligations for which the Company is not required to incur any similar expense.

                                 ARTICLE XII.
                                 MISCELLANEOUS

          12.1  Waiver. Either party to this Agreement may, at any time prior to
                ------
the Closing, waive any of the terms or conditions of this Agreement; provided, however, any such waiver must be in writing, executed in the same manner as this Agreement by the party against whom such waiver is to be enforced. No delay on the part of any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any waiver on the part of any party of any right, power or privilege hereunder, nor any single or partial exercise of any other right, power or privilege hereunder, preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder.

          12.2  Notices. All notices and other communications among the parties
                -------
shall be in writing and shall be deemed to have been duly given when (i) delivered in person, or (ii) three (3) Business Days after having been sent by a recognized international courier service such as DHL or FedEx, or (iii) delivered by telecopy and promptly confirmed by delivery in person or courier service as aforesaid in each case, with postage prepaid, addressed as follows:

          If to Purchaser, to:

                   United Defense Industries, Inc.
                   1525 Wilson Blvd.
                   Suite 700
                   Arlington, VA 22209
                   Telecopy No.: (703) 312-6196
                   Attention: David Kolovat, General Counsel with copies to (which shall not constitute notice):

                   Latham & Watkins
                   1001 Pennsylvania Avenue, N.W.
                   Suite 1300
                   Washington, D.C. 20004
                   Attention: David S. Dantzic
                   Telecopy No.: (202) 637-2201

          If to Seller, to:

                   Celsius AB
                   P.O. Box 7214
                   SE-103 88 Stockholm
                   Sweden

                   Attention: John Ershammar

or to such other address or addresses as the parties may from time to time designate in writing.

          12.3 Assignment. This Agreement shall not be assigned by operation of law or otherwise by any party hereto; provided, however, that the Purchaser may assign this Agreement and the Purchaser's rights but not its obligations hereunder in whole or in part without the prior written consent of any other party hereto (i) to any direct or indirect, wholly-owned Subsidiary of the Purchaser, (ii) to a lender as security and (iii) to any Person who acquires all or a portion of the Shares from Purchaser following the Closing (by merger, recapitalization, sale of interests or otherwise) or all or substantially all of the assets of the Company or any of its Subsidiaries.

          12.4  Rights of Third Parties. Nothing expressed or implied in this
                -----------------------
Agreement is intended or shall be construed to confer upon or give any Person, other than the parties hereto, any right or remedies under or by reason of this Agreement.

          12.5  Reliance. Each of the parties to this Agreement shall be deemed
                --------
to have relied upon the accuracy of the written representations and warranties made to it in or pursuant to this Agreement, notwithstanding any investigations conducted by or on its behalf or notice, knowledge or belief to the contrary.

          12.6  Transfer Taxes; Title Costs; Expenses. Notwithstanding any other
                -------------------------------------
provision hereof, and except as provided in the Intellectual Property License Agreement, Seller shall be solely responsible for the costs and expenses of all recording fees (on a per-page basis or otherwise), transfer taxes, conveyance taxes, sales and use taxes, stamp taxes and other taxes (solely to the extent that such taxes have been levied or imposed by any Swedish Governmental Authority and not by any other Governmental Authority), incurred or otherwise payable in connection with the transactions contemplated by this Agreement and the Ancillary Agreements. Such payments shall be made by Seller promptly after incurred, but in any event on or prior to the Closing Date or, in the case of taxes, fees and charges that may accrue or arise after the Closing Date, promptly after the date that such obligation so accrues or arises. All other costs and expenses incurred by the parties in connection with the transactions contemplated hereby shall be borne by the party incurring such expense.

          12.7  Construction. This Agreement shall be construed and enforced in
                ------------
accordance with the laws of Sweden without regard to the conflicts of law provisions thereof. Unless otherwise stated, references to Sections, Articles, Exhibits or Schedules refer to the Sections, Articles, Exhibits and Schedules to this Agreement. The parties to this Agreement participated jointly in the negotiation and drafting of this Agreement. If any ambiguity or question of intent or interpretation shall arise with respect to this Agreement, then this Agreement shall be construed as if drafted jointly by the parties and no presumption or burden of proof will arise favoring or disfavoring any party to this Agreement by virtue of the authorship of any provision of this Agreement.

          12.8  Captions; Counterparts. The captions in this Agreement are for
                ----------------------
convenience only and shall not be considered a part of or affect the construction or interpretation of any provision of this Agreement. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

          12.9  Entire Agreement. This Agreement (together with the Schedules
                ----------------
and Annexes to this Agreement and, from and after the Closing Date, the Ancillary Agreements which constitute part of this Agreement) constitutes the entire agreement among the parties and supersede any other agreements, whether written or oral, that may have been made or entered into by or among any of the parties hereto or any of their respective Subsidiaries relating to the Transactions. No representations, warranties, covenants, understandings, agreements, oral or otherwise, relating to the transactions contemplated by this Agreement exist between the parties except as expressly set forth in this Agreement.

          12.10 Amendments. This Agreement may be amended or modified in whole
                ----------
or in part, only by a duly authorized agreement in writing executed in the same manner as this Agreement and which makes reference to this Agreement.

          12.11 Severability. Any term or provision of this Agreement that is
                ------------
invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction.

          12.12 Publicity. All press releases, other public communications of
                ---------
any nature whatsoever, or other notices to third parties (except as contemplated by Section 8.1) relating to the transactions contemplated by this Agreement, and
   -------
the method of the release for publication thereof, shall be subject to the prior mutual approval of each other party hereto which approval shall not be unreasonably withheld by any party; provided, however, that, nothing herein shall prevent any party from publishing such press releases or other public communications as such party may consider necessary in order to satisfy such party's legal or contractual obligations after such consultation with the other parties hereto as is reasonable under the circumstances.

          12.13 Arbitration. All disputes arising out of or in connection with
                -----------
this Agreement shall be finally settled under the UNICTRAL Arbitration Rules by three arbitrators appointed by the London Court of International Arbitration. The arbitral proceedings shall be conducted in English and take place in London.

          12.14 Purchaser's Remedies. Seller agrees that the Shares represent
                --------------------
unique property that cannot be readily obtained on the open market and that Purchaser would be irreparably injured if this Agreement is not specifically enforced after default. Therefore, Purchaser shall have the right specifically to enforce Seller's performance under this Agreement, and Seller agrees to waive the defense in any such suit that Purchaser has an adequate remedy at law and to interpose no opposition, legal or otherwise, as to the propriety of specific performance as a remedy, and that Purchaser shall have the right to obtain specific performance of the terms of this Agreement without being required to prove actual damages, post bond or furnish other security. In addition, Purchaser shall be entitled to obtain from Seller, court costs and reasonable attorneys' fees incurred by Purchaser in enforcing its rights hereunder. As a condition to seeking specific performance, Purchaser shall not be required to have tendered the Closing Cash Consideration, but shall be ready, willing and able to do so. In the event Purchaser elects to terminate this Agreement as a result of Seller's default, instead of seeking specific performance, then Purchaser shall be entitled to recover its damages resulting from Seller's default, plus reasonable attorney's fees and court costs incurred by Purchaser in enforcing its rights under this Agreement.

          IN WITNESS WHEREOF the parties have hereunto caused this Agreement to be duly executed as of the date first above written.

                                   CELSIUS AB



                                   By: /s/ PER OVE MORBERG
                                       --------------------
                                       Name: PER OVE MORBERG
                                       Title: EXECUTIVE VICE-PRESIDENT


                                   UNITED DEFENSE INDUSTRIES, INC.



                                   By: /s/ FRANCIS RABORN
                                       -------------------
                                       Name: FRANCIS RABORN
                                       Title: VICE-PRESIDENT AND
                                              CHIEF FINANCIAL OFFICER